EXHIBIT 10.1

CROSS COUNTRY HEALTHCARE, INC.,
CC LOCAL, INC.,
CEJKA SEARCH, INC.,
CROSS COUNTRY EDUCATION, LLC,
CROSS COUNTRY STAFFING, INC.,
MCVT, INC.,
MDA HOLDINGS, INC.,
MRA SEARCH, INC.,
CROSS COUNTRY PUBLISHING, LLC,
ASSIGNMENT AMERICA, LLC,
TRAVEL STAFF, LLC,
LOCAL STAFF, LLC,
CLINFORCE, LLC,
METROPOLITAN RESEARCH ASSOCIATES, INC.,
ASSENT CONSULTING, ALLIED HEALTH GROUP, LLC,
MEDICAL DOCTOR ASSOCIATES, LLC,
CREDENT VERIFICATION AND LICENSING SERVICES, LLC, and
each other Subsidiary of Cross Country Healthcare, Inc. that hereafter becomes a party hereto as a "Borrower,"

as Borrowers
______________________________________________________________________________

LOAN AND SECURITY AGREEMENT

Dated as of January 9, 2013

$65,000,000
______________________________________________________________________________

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

BANK OF AMERICA, N.A.,

as Agent

TABLE OF CONTENTS

Page

Section 1.	DEFINITIONS; RULES OF CONSTRUCTION	- 1 -
1.1.	Definitions.	- 1 -
1.2.	Accounting Terms.	- 25 -
1.3.	Uniform Commercial Code.	- 25 -
1.4.	Certain Matters of Construction.	- 25 -

Section 2.	CREDIT FACILITIES	- 26 -
2.1.	Revolver Commitment	- 26 -
2.2.	Reserved.	- 27 -
2.3.	Letter of Credit Facility.	- 27 -

Section 3.	INTEREST, FEES AND CHARGES	- 30 -
3.1.	Interest.	- 30 -
3.2.	Fees.	- 31 -
3.3.	Computation of Interest, Fees, Yield Protection.	- 32 -
3.4.	Reimbursement Obligations.	- 32 -
3.5.	Illegality.	- 32 -
3.6.	Inability to Determine Rates.	- 32 -
3.7.	Increased Costs; Capital Adequacy.	- 33 -
3.8.	Mitigation.	- 34 -
3.9.	Funding Losses.	- 34 -
3.10.	Maximum Interest.	- 34 -

Section 4.	LOAN ADMINISTRATION	- 34 -
4.1.	Manner of Borrowing and Funding Revolver Loans.	- 34 -
4.2.	Defaulting Lender.	- 36 -
4.3.	Number and Amount of LIBOR Loans; Determination of Rate	- 36 -
4.4.	Borrower Agent	- 37 -
4.5.	One Obligation.	- 37 -
4.6.	Effect of Termination.	- 37 -

Section 5.	PAYMENTS	- 37 -
5.1.	General Payment Provisions.	- 37 -
5.2.	Repayment of Revolver Loans.	- 38 -
5.3.	Mandatory Prepayments.	- 38 -
5.4.	Payment of Other Obligations.	- 38 -
5.5.	Marshaling; Payments Set Aside.	- 38 -
5.6.	Post-Default Allocation of Payments. Allocation.	- 38 -
5.7.	Application of Payments.	- 39 -
5.8.	Loan Account; Account Stated.	- 39 -
5.9.	Taxes.	- 40 -
5.10.	Lender Tax Information.	- 40 -
5.11.	Nature and Extent of Each Borrower's Liability.	- 42 -

Section 6.	CONDITIONS PRECEDENT	- 44 -
6.1.	Conditions Precedent to Initial Loans.	- 44 -
6.2.	Conditions Precedent to All Credit Extensions.	- 45 -

Section 7.	COLLATERAL	- 46 -
7.1.	Grant of Security Interest.	- 46 -
7.2.	Lien on Deposit Accounts; Cash Collateral	- 47 -
7.3.	Real Estate Collateral.	- 48 -
7.4.	Other Collateral.	- 48 -
7.5.	No Assumption of Liability.	- 48 -
7.6.	Further Assurances.	- 48 -

(i)

Section 8.	COLLATERAL ADMINISTRATION	- 48 -
8.1.	Borrowing Base Certificates.	- 48 -
8.2.	Administration of Accounts.	- 49 -
8.3.	Reserved.	- 49 -
8.4.	Administration of Equipment.	- 49 -
8.5.	Administration of Deposit Accounts.	- 50 -
8.6.	General Provisions.	- 50 -
8.7.	Power of Attorney.	- 51 -

Section 9.	REPRESENTATIONS AND WARRANTIES	- 52 -
9.1.	General Representations and Warranties.	- 52 -
9.2.	Complete Disclosure.	- 57 -

Section 10.	COVENANTS AND CONTINUING AGREEMENTS	- 57 -
10.1.	Affirmative Covenants.	- 57 -
10.2.	Negative Covenants.	- 60 -
10.3.	Financial Covenants.	- 64 -

Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	- 64 -
11.1.	Events of Default.	- 64 -
11.2.	Remedies upon Default.	- 66 -
11.3.	License.	- 67 -
11.4.	Setoff.	- 67 -
11.5.	Remedies Cumulative; No Waiver.	- 67 -

Section 12.	AGENT	- 68 -
12.1.	Appointment, Authority and Duties of Agent.	- 68 -
12.2.	Agreements Regarding Collateral and Field Examination Reports.	- 69 -
12.3.	Reliance By Agent.	- 69 -
12.4.	Action Upon Default.	- 69 -
12.5.	Ratable Sharing.	- 70 -
12.6.	Indemnification.	- 70 -
12.7.	Limitation on Responsibilities of Agent.	- 70 -
12.8.	Successor Agent and Co-Agents.	- 71 -
12.9.	Due Diligence and Non-Reliance.	- 71 -
12.10.	Remittance of Payments and Collections.	- 72 -
12.11.	Agent in its Individual Capacity.	- 72 -
12.12.	Agent Titles.	- 72 -
12.13.	Bank Product Providers.	- 72 -
12.14.	No Third Party Beneficiaries.	- 73 -

Section 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS	- 73 -
13.1.	Successors and Assigns.	- 73 -
13.2.	Participations.	- 73 -
13.3.	Assignments.	- 74 -
13.4.	Replacement of Certain Lenders.	- 74 -
13.5.	Register.	- 75 -
13.6.	Participant Register.	- 75 -

(ii)

Section 14.	MISCELLANEOUS	- 75 -
14.1.	Consents, Amendments and Waivers.	- 75 -
14.2.	Indemnity.	- 76 -
14.3.	Notices and Communications.	- 76 -
14.4.	Performance of Borrowers' Obligations.	- 77 -
14.5.	Credit Inquiries.	- 77 -
14.6.	Severability.	- 77 -
14.7.	Cumulative Effect; Conflict of Terms.	- 77 -
14.8.	Counterparts.	- 77 -
14.9.	Entire Agreement.	- 77 -
14.10.	Relationship with Lenders.	- 77 -
14.11.	No Advisory or Fiduciary Responsibility.	- 78 -
14.12.	Confidentiality.	- 78 -
14.13.	GOVERNING LAW.	- 78 -
14.14.	Consent to Forum.	- 79 -
14.15.	Waivers by Borrowers.	- 79 -
14.16.	Patriot Act Notice.	- 79 -

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Assignment Notice
Exhibit C	Form of Revolver Note

Schedule 1.1	Commitments of Lenders
Schedule 1.1(a)	Existing Letters of Credit
Schedule 8.5	Deposit Accounts
Schedule 8.6.1(a)	Collateral Locations
Schedule 8.6.1(b)	Material Tangible Collateral Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plans
Schedule 9.1.20	Labor Contracts
Schedule 10.2.2	Existing Liens
Schedule 10.2.17	Existing Affiliate Transactions

(iii)

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of January 9, 2013, among CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation ("Cross Country"), CC LOCAL, INC., a Delaware corporation ("CC Local"), CEJKA SEARCH, INC., a Delaware corporation ("Cejka"), CROSS COUNTRY EDUCATION, LLC, a Delaware limited liability company ("Education"), CROSS COUNTRY STAFFING, INC., a Delaware corporation ("Staffing"), MCVT, INC., a Delaware corporation ("MCVT"), MDA HOLDINGS, INC., a Delaware corporation ("MDA"), MRA SEARCH, INC., a Delaware corporation ("Search"), CROSS COUNTRY PUBLISHING, LLC, a Delaware limited liability company ("Publishing"), ASSIGNMENT AMERICA, LLC, a Delaware limited liability company ("Assignment"), TRAVEL STAFF, LLC, a Delaware limited liability company ("Travel"), LOCAL STAFF, LLC, a Delaware limited liability company ("Local"), CLINFORCE, LLC, a Delaware limited liability company ("Clinforce"), METROPOLITAN RESEARCH ASSOCIATES, INC., a Delaware corporation ("Research"), ASSENT CONSULTING, a California corporation ("Consulting"), ALLIED HEALTH GROUP, LLC, a Delaware limited liability company ("Allied"), MEDICAL DOCTOR ASSOCIATES, LLC, a Delaware limited liability company ("Doctor"), and CREDENT VERIFICATION AND LICENSING SERVICES, LLC, a Delaware limited liability company ("Credent"; together with Cross Country, CC Local, Cejka, Education, Staffing, MCVT, MDA, Search, Publishing, Assignment, Travel, Local, Clinforce, Research, Consulting, Allied,  Doctor and each other Subsidiary of Cross Country that hereafter becomes a party to this Agreement as a "Borrower" pursuant to Section 10.1.10, each individually, a "Borrower" and, collectively, "Borrowers"), the financial institutions party to this Agreement from time to time as lenders (collectively, "Lenders"), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders ("Agent").

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise.  Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions.  As used herein, the following terms have the meanings set forth below:

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount: the sum of (a) 85% of the Value of Eligible Billed Accounts plus (b) the lesser of (i) 85% of the Value of Eligible Unbilled Accounts and (ii) $12,000,000.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business division, or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or Subsidiary with another Person.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have correlative meanings.

Agent Indemnitees: Agent and its Affiliates, and all of their respective officers, directors, employees, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Allocable Amount: as defined in Section 5.11.3.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities having jurisdiction over such Person, conduct, transaction, agreement or matter.

Applicable Margin: with respect to (a) LIBOR Loans, 1.5% per annum and (b) with respect to Base Rate Loans, 0.5% per annum, provided that the per annum Applicable Margin shall be adjusted on the first day of each fiscal month beginning on September 1, 2013, according to Average Availability for the immediately preceding fiscal month, as follows:

Level	If Average Availability as a percentage of the Revolver Commitment is:	Then the per annum Applicable Margin for Base Rate Loans shall be:	Then the per annum Applicable Margin for LIBOR Loans shall be:
I	Greater than 25%	0.5%	1.5%
II	Less than or equal to 25% but greater than 12.5%	0.75%	1.75%
III	Less than or equal to 12.5%	1.00%	2.00%

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A.

Availability: the Borrowing Base minus the principal balance of all Revolver Loans.

Availability Reserve: the sum (without duplication) of (a) the Payroll Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the Bank Product Reserve; (e) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent's Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the Dilution Reserve; and (g) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.

Average Availability: for any period, an amount equal to the sum of the amount of Availability on each day during such period, as determined by Agent, divided by the number of days in such period.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its Affiliates, and all of their respective officers, directors, employees, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greatest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.0%.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person; provided, that Debt owed by an Obligor to another Obligor shall be excluded from the definition of Borrowed Money for purposes of calculating the Fixed Charge Coverage Ratio.

Borrower Agent: as defined in Section 4.4.

Borrower Materials: Borrowing Base information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.

Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve; or (b) the  Accounts Formula Amount, minus the Availability Reserve.

Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify calculation of the Borrowing Base.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, North Carolina, Florida and Georgia, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: all liabilities incurred or expenditures made by a Borrower or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 103% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent's good faith estimate of the amount that is due or could become due, including all fees and other amounts relating to such Obligations.  "Cash Collateralization" has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers' acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank, savings bank or savings and loan association organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody's at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and maturing within nine months of the date of acquisition; (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody's or S&P; (f) with respect to the Foreign Subsidiaries organized under the laws of India or the Cayman Islands, respectively, comparable investments to those described in clauses (a) through (e) that are backed by the full faith and credit of the Indian government or Cayman Islands government, as applicable, or have comparable ratings in India or the Cayman Islands, as applicable,  to the ratings from either Moody's or S&P described in such clauses (a) through (e); and (g) with respect to any Foreign Subsidiary, local currency of the applicable Foreign Subsidiary.

Cash Management Services: any services provided from time to time by Bank of America or any of its Affiliates to any Borrower or Subsidiary or any Affiliate of a Borrower in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

Cayman Islands Subsidiary: Jamestown Indemnity Ltd., a company organized under the laws of the Cayman Islands.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares representing 33% or more of the voting power represented by the capital stock of Cross Country; or

(b)           during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Cross Country (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of Cross Country was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Cross Country then in office; or

(c)           the sale or transfer of all or substantially all of Cross Country's assets.

Charterhouse: Charterhouse Equity Partners III, L.P.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys' fees actually incurred and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: for any Lender, the aggregate amount of such Lender's Revolver Commitment.  "Commitments" means the aggregate amount of all Revolver Commitments.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Compliance Certificate: a certificate, in form and substance reasonably satisfactory to Agent, by which Borrowers certify compliance with Section 10.3; provided that a calculation of the Fixed Charge Coverage Ratio shall be included regardless of whether a Trigger Period (FCCR) exists.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of another obligor ("primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), the per annum interest rate otherwise applicable thereto plus 2% per annum.

Defaulting Lender: any Lender that, as determined by Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within two Business Days following request by Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority's ownership of an equity interest in such Lender or parent company.

Deposit Account Control Agreements: each Deposit Account control agreement executed by an institution maintaining a Deposit Account for a Borrower, in favor of Agent, as security for the Obligations.

Dilution Percent: the percent, determined for Borrowers' most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

Dilution Reserve: as of any date of determination, a reserve established and revised from time to time by Agent in its Permitted Discretion in such amount as Agent may determine reflects the Dilution Percent as of any date with respect to the Accounts of any Borrower for the immediately preceding 12-month period, to the extent that the Dilution Percent exceeds 5.0%

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

Dominion Account: a special account established by Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has control for withdrawal purposes and, during any Trigger Period, exclusive control for withdrawal purposes.

EBITDA:  for any period, the sum of the following determined on a consolidated basis, without duplication, for Borrowers and their Subsidiaries in accordance with GAAP:  (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income for such period:  (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) any other non-cash charges (other than any such non-cash charge to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period), and (vi) fees and expenses incurred by Borrowers or any of their Subsidiaries related to the issuance of any additional Equity Interests or additional Debt, less (c) the sum of all non-cash items included in Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period) plus (d) all fees and expenses incurred by Borrowers or any of their Subsidiaries during such period with respect to this Agreement and the transactions contemplated hereby to the extent such fees are not amortized or capitalized and do not, in the aggregate, exceed $1,000,000 during the term of this Agreement, plus (e) all fees and expenses incurred by Borrowers or any of their Subsidiaries during such period in connection with any Permitted Acquisition, plus (f) all costs incurred by Borrowers or any of their Subsidiaries during such period in order to integrate the business acquired through a Permitted Acquisition into the ongoing operations of Borrowers and their Subsidiaries; provided that in the case of this clause (f), (x) such costs are incurred during the first 12 months after such Permitted Acquisition and (y) the amount of such costs do not exceed $2,000,000 individually for any one Permitted Acquisition and $5,000,000 in the aggregate for all Permitted Acquisitions during the term of this Agreement subsequent to the Closing Date.  For purposes of this Agreement, EBITDA shall be adjusted on a pro forma basis, in a manner reasonably acceptable to Agent, to include, as of the first day of any applicable period, any Permitted Acquisitions and any Permitted Asset Dispositions during such period, including any operating expense reductions for such period permitted to be reflected in financial statements by Regulation S-X under the Exchange Act provided that such operating expense reductions shall not exceed 10% of EBITDA for such period of calculation.

Eligible Account: an Eligible Billed Account or an Eligible Unbilled Account.

Eligible Assignee: a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment) and Agent, which extends revolving credit facilities of this type in its ordinary course of business; and (c) during any Event of Default, any Person acceptable to Agent in its discretion other than a natural person, any Defaulting Lender or Subsidiary of a Defaulting Lender, or any Person that, upon becoming a Lender, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender.

Eligible Billed Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the rendition of services, is payable in Dollars and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account.  Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 120 days after the original invoice date (or with respect to Accounts with 90 day terms to the extent the aggregate amount of such Accounts in the Borrowing Base does not exceed 10% of the amount of the Borrowing Base, more than 150 days after the original invoice date); (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 10% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) but only to the extent of such excess; (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to any country sanctions program or specially designated nationals list maintained by the Office of Foreign Assets Control of the U.S. Treasury Department; or a Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States (including United States territories) or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) satisfactory in all respects to Agent or such Account Debtor is billed by a Borrower to a business location of such Account Debtor located within the United States and such Account Debtor, as determined by Agent in its Permitted Discretion, holds substantial assets in the United States; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof or any city, county, municipality or state in the United States; provided, that if requested by Agent at any time, the Account has been assigned to Agent in compliance with applicable assignment of claims acts; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien; (j) the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or (except for Accounts in an aggregate amount not in excess of $2,000,000 with respect to which Borrowers are actively working to supply any additional information regarding such Accounts required by the applicable Account Debtors in the Ordinary Course of Business) the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes (other than home  healthcare provided by a Borrower pursuant to a contract with a home healthcare business in which such business is the Account Debtor); (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; for the purposes hereof, "progress billing" means any invoice for services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon a Borrower's completion of any further performance under the contract or agreement (other than healthcare professional search retainers owed to Cejka in an amount not to exceed $2,000,000 at any time); (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (p) it is a Healthcare Receivable or (q) it is owed to a Borrower with respect to which a subcontractor (as opposed to an independent contractor who is an individual) performed the services giving rise to such Account (other than the portion of such Account (in an amount not to exceed 3% of the gross amount of such Account) that represents the portion of the Account that will be retained by a Borrower as payment of its fee earned in connection with the placement of such subcontractor with the applicable customer).  In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 120 days old (or, with respect to invoices with 90 day terms, 150 days old) will be excluded.  Notwithstanding the foregoing, no Accounts in excess of $5,000,000 in the aggregate during the term of this Agreement acquired by Borrowers pursuant to Permitted Acquisitions shall be included in the calculation of Eligible Billed Accounts or Eligible Unbilled Accounts until such time as Agent shall have conducted, or caused to be conducted by Persons selected by Agent, all such due diligence reviews, audits and investigations as they shall have deemed reasonably necessary or appropriate with respect thereto, and Agent shall be satisfied in its sole and absolute discretion with the scope and the results thereof.

Eligible Unbilled Account:  means an Account (a) which has been earned by a Borrower's performance (supported by time cards executed by the applicable Account Debtor) and which is accrued on such Borrower's books and records but which has not been invoiced by such Borrower; (b) which remains uninvoiced for no longer than 30 days after the date on which such Borrower's right to payment under such Account was earned; (c) which is reflected on such Borrower's books and records in form reasonably acceptable to Agent; (d) except for clauses (a) and (b) above, would satisfy the criteria applicable to Eligible Billed Accounts; and (e) which Agent in the exercise of its Permitted Discretion determines to be an Eligible Unbilled Account.  Notwithstanding the foregoing, no Accounts in excess of $5,000,000 in the aggregate during the term of this Agreement acquired by Borrowers pursuant to Permitted Acquisitions shall be included in the calculation of Eligible Billed Accounts or Eligible Unbilled Accounts until such time as Agent shall have conducted, or caused to be conducted by Persons selected by Agent, all such due diligence reviews, audits and investigations as they shall have deemed reasonably necessary or appropriate with respect thereto, and Agent shall be satisfied in its sole and absolute discretion with the scope and the results thereof.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to act in an Obligor's Insolvency Proceeding or to credit bid Obligations, or otherwise).

Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise with respect thereto.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) by any Obligor or ERISA Affiliate from a Multiemployer Plan unless no withdrawal liability is asserted by the Multiemployer Plan or notification that a Multiemployer Plan is in reorganization under Section 4241 of ERISA; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041(c) or the receipt of notice from a Multiemployer Plan that it intends to terminate or has terminated under 4041A of ERISA unless the Plan assets are sufficient to pay all Plan liabilities, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default: as defined in Section 11.

Exchange Act: the Securities Exchange Act of 1934, as amended.

Excluded Assets:  as defined in Section 7.1.

Excluded Deposit Accounts:  as defined in Section 8.5.

Excluded Tax: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower Agent is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender, Issuing Bank or Agent that has failed to comply with Section 5.10; (d) Taxes that are Other Connection Taxes; (e) in the case of a Foreign Lender, any United States withholding tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax; and (f) federal withholding Taxes imposed under FATCA.

Extraordinary Expenses: all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent's Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent under the Loan Documents or Applicable Law in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Obligors for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent 12 fiscal months of (a) EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans), to (b) Fixed Charges.

Fixed Charges: the sum of (a) Interest Expense (other than payment-in-kind), (b) principal payments made on Borrowed Money, (c) Distributions made and (d) cash taxes paid (net of tax refunds up to but not exceeding the amount of cash taxes paid in the measurement period).

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a "controlled foreign corporation" under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Fronting Exposure: a Defaulting Lender's Pro Rata share of LC Obligations or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 4.2.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral).  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other  agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

Guarantor Payment: as defined in Section 5.11.3.

Guarantors:  each Subsidiary that is not a Borrower hereunder and each other Person who guarantees payment or performance of any Obligations from time to time.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.

Healthcare Receivable: has the meaning given to "health-care insurance receivable" in the UCC.

Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

Indemnified Taxes: Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of Borrowers pursuant to this Agreement.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar proprietary property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications and registrations and all licenses or other rights to use any of the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower's or Subsidiary's ownership, use, marketing, sale or distribution of any Equipment, Intellectual Property or other Property violates another Person's Intellectual Property.

Interest Expense: for any period, the total interest expense of Borrowers and their Subsidiaries, all determined for such period on a consolidated basis, without duplication, in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by Borrowers or their Subsidiaries during such period: (a) interest expense attributable to Capital Leases; (b) other than with respect to the Revolver Commitments, amortization of debt discount and debt issuance cost, including commitment fees; (c) capitalized interest; (d) non-cash interest expense; (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing; (f) net costs associated with Net Hedging Obligations (including amortization of fees); (g) interest incurred in connection with investments in discontinued operations; and (h) interest accruing on Debt of any other Person to the extent such interest is a Contingent Obligation of Borrowers or any of their Subsidiaries.  For purposes of this Agreement, Interest Expense shall be adjusted on a pro forma basis, in a manner reasonably acceptable to Agent, to include, as of the first day of any applicable period, any Permitted Acquisitions during such period.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower's business (but excluding Equipment).

Investment: an Acquisition; an acquisition of record or beneficial ownership of any Equity Interests of a Person; or an advance or capital contribution to or other investment in a Person.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor assigns or grants a security interest in its interests in patents, trademarks or other intellectual property to Agent, as security for the Obligations.

IRS: the United States Internal Revenue Service.

Issuing Bank: Bank of America or any Affiliate of Bank of America, or any replacement issuer appointed pursuant to Section 2.3.4.

Issuing Bank Indemnitees: Issuing Bank and its Affiliates, and all of their respective officers, directors, employees, agents and attorneys.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is no more than 365 days from issuance; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.

LC Obligations: the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; and (b) the stated amount of all outstanding Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve: the aggregate of all LC Obligations, other than (i) those that have been Cash Collateralized by Borrowers and (ii) during any period of calculation from the Closing Date through and including the date 8 Business Days following the Closing Date, those Letters of Credit issued on the Closing Date that are duplicative of the letters of credit issued by Wells Fargo Bank, National Association and listed on Schedule 1.1(a), but only for such time as such Wells Fargo Bank, National Association letters of credit remain outstanding and are cash collateralized by funds advanced by Lenders hereunder.

Lender Indemnitees: Lenders and their Affiliates, and their respective officers, directors, employees, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a "Lender" pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit: any standby letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter of Credit Subline: $20,000,000.

LIBOR: for any Interest Period for a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is unavailable for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Agent’s London branch to major banks in the London interbank Eurodollar market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or otherwise in the conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property pursuant to a License.

Lien: any Person's interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, leases, or other title exception or encumbrance.

Lien Waiver: with respect to any premises on which any Material Tangible Collateral is located, an agreement, in form and substance satisfactory to Agent, by which for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove any Collateral at such location or to use the premises to store or dispose of the Collateral.

Loan: a Revolver Loan.

Loan Cap: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments and (b) the Accounts Formula Amount, minus the Availability Reserve (without giving effect to the LC Reserve).

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, or condition (financial or otherwise) of Obligors, taken as a whole, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent's Liens on any Collateral; (b) impairs the ability of Obligors, taken as a whole,  to perform their obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral; provided, that (x) the non-cash charge to goodwill taken by Borrowers prior the Closing Date and described in Cross Country's September 30, 2012 10Q filing shall not be deemed to have caused a Material Adverse Effect prior to the Closing Date and (y) the non cash charge to goodwill taken by Borrowers in connection with any Permitted Asset Disposition pursuant to clause (i) of such definition shall not be deemed to have caused a Material Adverse Effect after the Closing Date.

Material Contract: any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (b) that relates to Subordinated Debt, or to Debt (other than, in each case, with respect to any intercompany Debt disclosed on Schedule 10.2.17) in an aggregate amount of $1,000,000 or more.

Material Tangible Collateral: with respect to any premises, any tangible Collateral of material value on such premises, corporate (or other comparable) minute books stored on such premises, receivables records on such premises (whether tangible or stored electronically on equipment on such premises, unless such electronically stored records are also stored or accessible on equipment at another Material Tangible Collateral Location) or other records stored at such premises that would be required to be delivered to an Account Debtor to ensure payment of any receivable.

Material Tangible Collateral Location: any premises at which Material Tangible Collateral is kept.

Moody's: Moody's Investors Service, Inc., and its successors.

Mortgage: a mortgage, deed of trust or deed to secure debt in which a Borrower grants a Lien on its Real Estate to Agent, as security for the Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Hedging Obligations: as of any date, the Termination Value of any Hedging Agreement on such date.

Net Income: for any period, the net income (or loss) of Borrowers and their Subsidiaries for such period, determined on a consolidated basis, without duplication, in accordance with GAAP; provided that there shall be excluded from Net Income (to the extent otherwise included therein) (a) the income (or loss) of any Person (other than Borrowers or any direct or indirect wholly-owned Subsidiary of a Borrower) except that (i) Borrowers or any of their direct or indirect wholly-owned Subsidiaries' equity in the net income of any such Person for such period shall be included in such Net Income up to the aggregate amount of cash distributed by such Person during such period to such Borrower or any direct or indirect wholly-owned Subsidiary thereof as a dividend or other distribution and (ii) Borrowers or any of their direct or indirect wholly-owned Subsidiaries’ equity in a net loss of any such Person for such period shall be included in determining such Net Income; (b) any gain or loss realized upon any Asset Disposition; provided, that any tax benefit or tax liability resulting therefrom shall also be excluded in calculating such Net Income; (c) any extraordinary gain or loss; provided, that any tax benefit or tax liability resulting therefrom shall also be excluded in calculating such Net Income; (d) the cumulative effect of a change in accounting principles; (e) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of Borrowers or their Subsidiaries; (f) the undistributed net income (if positive) of any direct or indirect wholly-owned Subsidiary shall be excluded in calculating such Net Income to the extent that the declaration or payment of dividends or similar distributions by such direct or indirect wholly-owned Subsidiary to any Borrower or any of Borrowers' Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement (other than any Loan Document), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such direct or indirect wholly-owned Subsidiary; and (g) any net after-tax income or loss for such period attributable to the early extinguishment or conversion of Debt.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary fees, costs and expenses actually incurred in connection therewith, including, without limitation, legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent's Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

Note: a Revolving Note.

Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in form satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: each Borrower, Guarantor, or other Person that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each LC Document, fee letter, Lien Waiver, Real Estate Related Document, Borrowing Base Certificate, Compliance Certificate, Borrower Materials, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with this Agreement or any other Loan Document.

Other Connection Taxes: with respect to any Lender, Issuing Bank or Agent, Taxes imposed as a result of present or former connection between such Lender, Issuing Bank or Agent and the jurisdiction imposing such Taxes (other than a connection to the extent arising from such Lender, Issuing Bank or Agent having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes pursuant to an assignment (other than an assignment under Section 13.4).

Overadvance: as defined in Section 2.1.5.

Overadvance Loan: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Participant: as defined in Section 13.2.

Participant Register: as defined in Section 13.6.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

Payroll Reserve: as of any date of determination, an amount equal to the average aggregate weekly W-2 payroll of field employees and fees for services payable to independent contractors of Borrowers assigned to work for clients or customers of Borrowers for the period of 4 weeks immediately preceding any such date of determination; provided, that, for the avoidance of doubt, all out-of-pocket expenses that are reimbursable to such Persons shall be excluded from such calculation.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition: any Acquisition as long as (a) no Default or Event of Default exists or is caused thereby; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is engaged in the same or similar business of Borrowers and Subsidiaries, is located or organized within the United States, and had positive EBITDA for the 12 month period most recently ended; (d) no Debt or Liens are incurred, assumed or result from the Acquisition, except Debt permitted under Section 10.2.1(b), (f) or (i); (e) upon giving pro forma effect thereto, Average Availability for the 45-day period immediately preceding the date of such Acquisition and Availability as of the date of such Acquisition is no less than the greater of (i) 15% of the Loan Cap, and (ii) $7,500,000; (f) the Fixed Charge Coverage Ratio for the 12-month period ending on the date of the financial statements most recently required to be delivered pursuant to Section 10.1.2(b), determined on a pro forma basis giving effect to the Acquisition, is greater than 1.0 to 1.0, whether or not a Trigger Period (FCCR) exists; and (g) Borrowers deliver to Agent, at least 10 Business Days prior to the Acquisition, copies of all material agreements relating thereto and a certificate, in form and substance satisfactory to Agent, stating that the Acquisition is a "Permitted Acquisition" and demonstrating compliance with the foregoing requirements.

Permitted Asset Disposition: as long as no Default or Event of Default exists and, subject to Section 5.2, all Net Proceeds are remitted to Agent, an Asset Disposition that is (a) a disposition of Equipment that, in the aggregate during any 12-month period, has a fair market or book value (whichever is more) of $1,000,000 or less; (b) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, and could not reasonably be expected to have a Material Adverse Effect; (c) a license or sublicense (on a non-exclusive basis) of Intellectual Property in the Ordinary Course of Business at arm's length and on market terms; (d) a discounting or forgiveness of a past due Account in the Ordinary Course of Business in connection with the collection or compromise thereof; (e) a loss of property pursuant to a casualty event or a condemnation proceeding; (f) a voluntary termination of a Hedging Agreement; (g) the abandonment of, disposal of, or failure to maintain Intellectual Property, in the Ordinary Course of Business that is, in the reasonable judgment of an Obligor, no longer used or useful or necessary in its business or the business of its Subsidiaries; (h) a lease and sublease of real property entered into by Obligors and their Subsidiaries as lessor in the Ordinary Course of Business; or (i) any other disposition approved in writing by Agent and Required Lenders.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $2,500,000 or less at any time.

Permitted Discretion: a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender).

Permitted Distribution: any stock repurchase or payment of dividends so long as (a) no Default or Event of Default exists or is caused thereby; (b) upon giving pro forma effect thereto, Average Availability for the 45 day period immediately preceding the date of such Distribution and Availability as of the date of such Distribution is no less than the greater of (i) 20% of the Loan Cap, and (ii) $10,000,000; (c) the Fixed Charge Coverage Ratio for the 12 month period ending on the date of the financial statements most recently required to be delivered pursuant to Section 10.1.2(b), determined on a pro forma basis after giving effect to such Distribution, is greater than 1:0 to 1:0, whether or not a Trigger Period (FCCR) exists; (d) each of the Person making such Distribution and Obligors taken as a whole is Solvent after giving effect to such Distribution; and (e) such Distribution does not violate Applicable Law.

Permitted Holder: Charterhouse or any entity controlled by the principals of Charterhouse.

Permitted Investment: any other Investment (other than an Acquisition) as long as (a) no Default or Event of Default exists or is caused thereby; (b) upon giving pro forma effect thereto, Average Availability for the 45-day period immediately preceding the date of such Investment and Availability as of the date of such Investment is no less than the greater of (i) 15% of the Loan Cap, and (ii) $7,500,000; (c) the Fixed Charge Coverage Ratio for the 12-month period ending on the date of the financial statements most recently required to be delivered pursuant to Section 10.1.2(b), determined on a pro forma basis giving effect to the Investment, is greater than 1.0 to 1.0, whether or not a Trigger Period (FCCR) exists; and (d) Borrowers deliver to Agent, at least 10 Business Days prior to the Investment, copies of all material agreements relating thereto and a certificate, in form and substance satisfactory to Agent, stating that the Investment is a "Permitted Investment" and demonstrating compliance with the foregoing requirements.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $10,000,000 at any time.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Platform: as defined in Section 14.3.3.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender's Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender's Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor's liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets included in the Borrowing Base or any other material assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless such Lien is a Permitted Lien that is junior in priority to Agent's Liens and bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed or capital assets; (b) Debt (other than the Obligations) incurred within 30 days before or after acquisition of any fixed or capital assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease and proceeds thereof or a purchase money security interest under the UCC.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions: the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced and accrued and unpaid interest, premiums, fees and expenses; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Borrowers taken as a whole than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d) or (f).

Register:  as defined in Section 13.5.

Reimbursement Date: as defined in Section 2.3.2.

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, in form and substance reasonably satisfactory to Agent and received by Agent for review at least 15 days prior to the effective date of the Mortgage:  (a) a mortgagee title policy (or binder therefor) covering Agent's interest under the Mortgage, in a form and amount and by an insurer acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Agent; and (d) a life-of-loan flood hazard determination and, if the Real Estate is located in a flood plain, an acknowledged notice to borrower and flood insurance in an amount, with endorsements and by an insurer acceptable to Agent.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders: Lenders (subject to Section 4.2) having Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued by the Board of Governors for determining the maximum reserve requirement for Eurocurrency liabilities.

Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent's Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) Investments by any Obligor to any other Obligor; (e) Investments in any new Subsidiary created after the Closing Date that becomes an Obligor currently with such Investment; (f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers, in the Ordinary Course of Business; (g) Investments in Hedging Agreement; (h) Permitted Acquisitions; (i) Permitted Investments; (j) with respect to the Cayman Islands Subsidiary, Investments for purposes of insurance claims as required in order for the Cayman Islands Subsidiary to be in compliance with Cayman Islands insurance regulations; and (k) with respect to the Foreign Subsidiary organized under the laws of India, Investments for certain information technology services rendered, together with any Investment in such Subsidiary permitted pursuant to clause (a) above, in an aggregate amount not to exceed $7,500,000 at any time outstanding.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to Section 2.1.7 or an Assignment and Acceptance to which it is a party.  "Revolver Commitments" means the aggregate amount of such commitments of all Lenders.

Revolver Loan: a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Note: a promissory note issued by Borrowers to the order of a Lender, requesting such promissory note substantially in  the form of Exhibit C.

Revolver Termination Date: January 9, 2016.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor's Ratings Services, a Standard & Poor’s Financial LLC business, and its successors.

SEC: the Securities and Exchange Commission.

Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or Subsidiary to a Secured Bank Product Provider.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Security Documents: the Guaranties, Mortgages, IP Assignments, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer, financial manager or treasurer of a Borrower or, if the context requires, an Obligor.

Settlement Report: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  "Fair salable value" means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

Subsidiary: any entity more than 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which a Borrower directly or indirectly owns more than 50% of the voting securities or Equity Interests).

Swingline Loan: any Borrowing of Base Rate Revolver Loans funded with Agent's funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Termination Value: in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the foregoing clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Trigger Period: the period (a) commencing on (i) the day that an Event of Default occurs, (ii) Average Availability has been less than the greater of (x) 12.5% of the Loan Cap and (y) $6,250,000 during the immediately preceding 5 Business Days or (iii) Availability is less than $3,000,000 at any time and (b) continuing until, during the preceding 45 days, no Event of Default has existed and Availability has been greater than the greater of (i) 12.5% of the Loan Cap and (ii) $6,250,000 at all times.

Trigger Period (FCCR): the period (a) commencing on the day that an Event of Default occurs or Availability is less than the greater of (i) 12.5% of the Loan Cap and (ii) $6,250,000 at any time and (b) continuing until, during the preceding 45 days, no Event of Default has existed and Availability has been greater than the greater of (i) 12.5% of the Loan Cap and (ii) $6,250,000 at all times.

Type: any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code and ERISA for the applicable plan year.

Unused Line Fee Rate: a per annum rate equal to (a) 0.375%, if the average daily balance of Revolver Loans and stated amount of Letters of Credit was 50% or less of the Revolver Commitments during the preceding calendar month, or (b) 0.250%, if such average daily balance was more than 50% of the Revolver Commitments during the preceding calendar month.

Upstream Payment: a Distribution by a Subsidiary of a Borrower to such Borrower.

Value: for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

Withholding Agent: any Borrower or Agent.

1.2. Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers' certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3. Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time:  "Chattel Paper," "Commercial Tort Claim," "Deposit Account," "Document," "Equipment," "General Intangibles," "Goods," "Instrument," "Investment Property," "Letter-of-Credit Right" and "Supporting Obligation."

1.4. Certain Matters of Construction.  The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, "from" means "from and including," and "to" and "until" each mean "to but excluding."  The terms "including" and "include" shall mean "including, without limitation" and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means New York time; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person.  All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase "to the best of Borrowers' knowledge" or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties customary to such Senior Officer's office in the industry of Obligors.

SECTION 2. CREDIT FACILITIES

2.1. Revolver Commitment

2.1.1. Revolver Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date.  The Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.

2.1.2. Revolver Notes.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.

2.1.3. Use of Proceeds.  The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for working capital and general corporate and any other lawful corporate purposes of Borrowers (including any transaction permitted by this Agreement).

2.1.4. Voluntary Reduction or Termination of Revolver Commitments.

(a)           The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 10 days (or such shorter period as may be agreed in writing by Agent in its discretion) prior written notice to Agent at any time, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility.  Any notice of termination given by Borrowers shall be irrevocable.  On the termination date, Borrowers shall make Full Payment of all Obligations.

(b)           Borrowers may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 10 days (or such shorter period as may be agreed in writing by Agent in its discretion) prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given.  Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5. Overadvances.  If the aggregate Revolver Loans exceed the Borrowing Base ("Overadvance") at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 10% of the Borrowing Base; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased to more than 10% of the Borrowing Base, and (ii) does not continue for more than 30 consecutive days.  In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments.  Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6. Protective Advances.  Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, and without regard to the aggregate Commitments, to make Base Rate Revolver Loans ("Protective Advances") (a) up to an aggregate amount of $5,000,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Agent's authority to make further Protective Advances under clause (a) by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7. Increase in Revolver Commitments.  Borrowers may request an increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) No Default or Event of Default exists, (b) the requested increase is in a minimum amount of $5,000,000 and is offered on the same terms as existing Revolver Commitments unless agreed to by Borrowers and Agent, except for a closing fee specified by Borrowers, (c) increases under this Section do not exceed $20,000,000 in the aggregate and no more than four (4) increases are made, (d) no reduction in Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase, and (e) the requested increase does not cause the Commitments to exceed 90% of any applicable cap under any Subordinated Debt agreement.  Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment.  Any Lender not responding within such period shall be deemed to have declined an increase.  If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder.  Agent may allocate, in its discretion, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees.  Provided the conditions set forth in Section 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers' increase request.  Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments.  On the effective date of an increase, all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent if necessary,  in accordance with Lenders’ adjusted shares of such Commitments.

This Section shall supersede any provisions in Section 12.5 to the contrary.

2.2. Reserved.

2.3. Letter of Credit Facility.

2.3.1. Issuance of Letters of Credit.  Issuing Bank shall issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)           Each Borrower acknowledges that Issuing Bank's issuance of any Letter of Credit is conditioned upon Issuing Bank's receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender.  If, in sufficient time to act, Issuing Bank receives written notice from Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)           Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)           Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)           In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2. Reimbursement; Participations.

(a)           If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day ("Reimbursement Date"), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers.  The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary.  Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)           Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender's Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)           The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank's payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)           No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct.  Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under an Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3. Cash Collateral.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 5 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank's or Agent's request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations.  Borrowers shall, on demand by Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender.  If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent or, subject to the satisfaction of all conditions to Revolver Loans hereunder, shall at the request of Borrowers) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.3.4. Resignation of Issuing Bank.  Issuing Bank may resign at any time upon notice to Agent and Borrowers.  On the effective date of such resignation, Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of an Issuing Bank hereunder, including under Sections 2.3, 12.6 and 14.2, relating to any Letter of Credit issued prior to such date.  Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrowers.

SECTION 3. INTEREST, FEES AND CHARGES

3.1. Interest.

3.1.1. Rates and Payment of Interest.

(a)           The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.  Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers.  If a Loan is repaid on the same day made, one day's interest shall accrue.

(b)           During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

(c)           Interest accrued on the Loans shall be due and payable in arrears, (i) on the first Business Day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2. Application of LIBOR to Outstanding Loans.

(a)           Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan.  During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b)           Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 12:00 Noon at least three Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified).  If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3. Interest Periods.  In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period ("Interest Period") to apply, which interest period shall be 30, 60, 90 or 180 days; provided, however, that:

(a)           the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)           if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)           no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4. Interest Rate Not Ascertainable.  If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination.  Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.

3.2. Fees.

3.2.1. Unused Line Fee.  Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2. LC Facility Fees.  Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% (or such other amount as may be agreed in writing between Issuing Bank and Borrowers) per annum on the stated amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.  During any period when the Default Rate is applicable pursuant to Section 3.1.1(b), the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3. Closing Fee.  On the Closing Date, Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a closing fee of $130,000.

3.3. Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4. Reimbursement Obligations.  Borrowers shall reimburse Agent for all Extraordinary Expenses.  Borrowers shall also reimburse Agent for all accounting, appraisal, consulting, reasonable legal fees and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent's Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to Section 10.1.1, each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent's personnel or a third party.  All legal, accounting and consulting fees shall be charged to Borrowers by Agent's professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction.  If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by Borrowers under this Section shall be due on demand.

3.5. Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended for such Lender until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans.  Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6. Inability to Determine Rates.  If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower Agent and each Lender.  Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice.  Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7. Increased Costs; Capital Adequacy.

3.7.1. Change in Law.  If any Change in Law shall:

(a)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b)           subject any Lender or Issuing Bank to any Tax (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank) with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

(c)           impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit, participation in LC Obligations, or Commitment;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan or Commitment, or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2. Capital Adequacy.  If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's, Issuing Bank's or holding company's capital as a consequence of this Agreement, or such Lender's or Issuing Bank's Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender's, Issuing Bank's and holding company's policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3. Compensation.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than six months prior to the date that Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8. Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful.  Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9. Funding Losses.  If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a LIBOR Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  Lenders shall not be required to purchase Dollar deposits in any interbank or offshore Dollar market to fund any LIBOR Loan, but this Section shall apply as if each Lender had purchased such deposits.

3.10. Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law ("maximum rate").  If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4. LOAN ADMINISTRATION

4.1. Manner of Borrowing and Funding Revolver Loans.

4.1.1. Notice of Borrowing.

(a)           Whenever Borrowers desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing (unless otherwise waived by Agent from time to time in its discretion in connection with any auto-funding cash management services).  Such notice must be received by Agent no later than 12:00 Noon (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans.  Notices received after 12:00 Noon shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b)           Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations.  The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.  In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c)           If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check, ACH or electronic debit, or other payment item at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of such payment item.  The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2. Fundings by Lenders.  Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Loans.  Each Lender shall fund to Agent such Lender's Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent's notice is received after the times provided above, in which case Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers.  If a Lender's share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3. Swingline Loans; Settlement.

(a)           Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of 10% of the aggregate Revolver Commitments unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)           Settlement of Swingline Loans and other Revolver Loans among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly),  in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary.  Each Lender's obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in such Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent's request therefor.

4.1.4. Notices.  Borrowers may request, convert or continue Loans, select interest rates and transfer funds based on telephonic or e-mailed instructions to Agent.  Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower's behalf.

4.2. Defaulting Lender.

4.2.1. Reallocation of Pro Rata Share; Amendments.  For purposes of determining Lenders' obligations to fund or participate in Loans or Letters of Credit, Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2. Payments; Fees.  Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full.  Agent may apply such amounts to the Defaulting Lender's defaulted obligations, use the funds to Cash Collateralize such Lender's Fronting Exposure, or readvance the amounts to Borrowers hereunder.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1.  If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders.  Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3. Cure.  Borrowers, Agent and Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender.  At such time, Pro Rata shares shall be reallocated without exclusion of such Lender's Commitments and Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed by Borrowers, Agent and Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3. Number and Amount of LIBOR Loans; Determination of Rate.  Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus any increment of $500,000 in excess thereof. No more than eight (8) Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4. Borrower Agent.  Each Borrower hereby designates Cross Country ("Borrower Agent") as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender.  Borrower Agent hereby accepts such appointment.  Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower.  Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5. One Obligation.  The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers and are secured by Agent's Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6. Effect of Termination.  On the effective date of any termination of the Commitments in full, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates' Bank Products (including, only with the consent of Agent, any Cash Management Services).  All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations.  Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement satisfactory to Agent, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from such damages; and (b) such Cash Collateral as Agent, in its discretion, deems appropriate to protect against such damages.  Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5. PAYMENTS

5.1. General Payment Provisions.  All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business Day.  If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9; provided, that as long as no Event of Default exists, prepayments of LIBOR Loans may, at the option of Borrower Agent and Agent, be held by Agent as Cash Collateral and applied to such Loans at the end of their Interest Periods; provided further, that interest shall continue to accrue on such LIBOR Loans during such period.  Any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2. Repayment of Revolver Loans.  Revolver Loans shall be due and payable in full on the Commitment Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.  If any Asset Disposition includes the disposition of Accounts, then Net Proceeds equal to the greater of (a) the net book value of such Accounts, or (b) the reduction in the Borrowing Base upon giving effect to such disposition, shall be applied to the Revolver Loans and the other Obligations; provided, that, during any Trigger Period, all such Net Proceeds of Accounts shall be applied to the Revolver Loans and the other Obligations.  Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent's demand or, except for intentional Overadvances permitted to remain outstanding in Agent's discretion pursuant to and subject to the conditions of, Section 2.1.5, the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

5.3. Mandatory Prepayments.

(a)           Concurrently with any Permitted Asset Disposition of Equipment, Real Estate or other Assets (other than Accounts, the Net Proceeds of which are required to be applied to the Obligations in accordance with, and subject to the conditions in, Section 5.2), Borrowers shall prepay Loans in an amount equal to the Net Proceeds of such disposition; and

(b)           Concurrently with the receipt of any proceeds of insurance or condemnation awards paid in respect of any Equipment or Real Estate, Borrowers shall prepay Loans in an amount equal to such proceeds, subject to Section 8.6.2.

5.4. Payment of Other Obligations.  Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5. Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6. Post-Default Allocation of Payments.

5.6.1. Allocation.  Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)           first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)           second, to all amounts owing to Agent on Swingline Loans;

(c)           third, to all amounts owing to Issuing Bank;

(d)           fourth, to all Obligations constituting fees (other than Secured Bank Product Obligations);

(e)           fifth, to all Obligations constituting interest (other than Secured Bank Product Obligations);

(f)           sixth, to Cash Collateralization of LC Obligations;

(g)           seventh, to all Loans and Secured Bank Product Obligations, including Cash Collateralization of Secured Bank Product Obligations; and

(h)           last, to all other Obligations.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to Agent for determining the amount due.  Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party.  If a Secured Party fails to deliver such calculation within five days following request by Agent, Agent may assume the amount to be distributed is zero.  The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Obligor.  This Section is not for the benefit of or enforceable by any Borrower.

5.6.2. Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7. Application of Payments.  During the Trigger Period, the ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day.  If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.  Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable.

5.8. Loan Account; Account Stated.

5.8.1. Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts ("Loan Account") evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time.  Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.8.2. Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9. Taxes.

5.9.1. Payments Free of Taxes.  All payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes, except as required by Applicable Law.  If Applicable Law requires any Obligor (as determined in the reasonable discretion of such Obligor) or Agent (as determined in the reasonable discretion of Agent) to withhold or deduct any Tax (including backup withholding or withholding Tax), such Obligor or Agent shall pay the amount withheld or deducted to the relevant Governmental Authority.  If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made.  Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2. Payment.  Borrowers shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Agent, Lenders and Issuing Bank for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor or Agent, or paid by Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto, as well as any amount that a Lender or Issuing Bank fails to pay indefeasibly to Agent under Section 5.10.  A certificate as to the amount of any such payment or liability delivered to Borrower Agent by Agent, or by a Lender or Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error.  As soon as practicable after any payment of Taxes by a Borrower, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to Agent.

5.10. Lender Tax Information.

5.10.1. Status of Lenders.  Each Lender shall deliver documentation and information to Agent and Borrower Agent, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes or information reporting requirements, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender's entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender's status for withholding tax purposes in the applicable jurisdiction.

5.10.2. Documentation.  If a Borrower is resident for tax purposes in the United States, any Lender that is a "United States person" within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent two executed originals of IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent to determine whether such Lender is subject to backup withholding or information reporting requirements.  If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Agent, on or prior to the date on which it becomes a Lender hereunder (and from time to time thereafter upon request by Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) two executed originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) two executed originals of IRS Form W-8ECI; (c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, two executed originals of IRS Form W-8BEN and a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not (i) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (ii) a "10 percent shareholder" of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”); or (d) two executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner; or (d) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made. For the avoidance of doubt, if, as a result of a Change in Law, a Foreign Lender is no longer legally able to provide documentation with respect to an exemption from or a reduction of withholding tax, such Foreign Lender will be treated as complying with this Section 5.10.2 and such inability will not affect the Foreign Lender's rights under Section 5.10.  If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender's obligations under FATCA, applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable) or to determine the amount to deduct and withhold from such payment.

5.10.3. Lender Obligations.  Each Lender and Issuing Bank agrees that if any form or certification it previously delivered pursuant to Section 5.10.2 expires or becomes obsolete in any respect, it shall promptly notify Borrowers and Agent of such obsolescence or inaccuracy and promptly as practically possible (and in any event prior to the next payment under the Loan Documents) update such form or certification or promptly notify Borrowers and Agent in writing of its legal inability to do so.  Each Lender and Issuing Bank shall severally indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys' fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender's or Issuing Bank's failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section.  Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender or Issuing Bank under any Loan Document.

5.10.4. Treatment of Certain Refunds.  If Agent, any Lender or Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section, it shall promptly pay to Borrowers an amount equal to such refund but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under Section 5.10 with respect to the Taxes giving rise to such refund, plus any interest included in such refund by the relevant Governmental Authority attributable thereto, net of all reasonable out-of-pocket expenses of Agent, such Lender or Issuing Bank, as the case may be, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers, upon the request of Agent, such Lender or Issuing Bank, agree to repay promptly the amount paid over to Borrowers to Agent, such Lender or Issuing Bank in the event Agent, such Lender or Issuing Bank is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require Agent, any Lender or Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person.

5.11. Nature and Extent of Each Borrower's Liability.

5.11.1. Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.11.2. Waivers.

(a)         Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations.  It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit.  Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)         Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11.  If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to "election of remedies" or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower's rights of subrogation against any other Person.  Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3. Extent of Liability; Contribution.

(a)         Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower's Allocable Amount.

(b)         If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The "Allocable Amount" for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)           Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.  Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

5.11.4. Joint Enterprise.  Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers' business most efficiently and economically.  Borrowers' business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group.  Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage.  Borrowers acknowledge that Agent's and Lenders' willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers' request.

5.11.5. Subordination.  Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6. CONDITIONS PRECEDENT

6.1. Conditions Precedent to Initial Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date ("Closing Date") that each of the following conditions has been satisfied:

(a)         Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note.  Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)         Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)         Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, reasonably satisfactory to Agent.

(d)         Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) the Obligors taken as a whole, are Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects); and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)         Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)          Agent shall have received a written opinion of Proskauer Rose LLP, as well as any local counsel to Borrowers or Agent, in form and substance reasonably satisfactory to Agent.

(g)         Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where such Obligor's conduct of business or ownership of Property necessitates qualification.

(h)         Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, together with lender's loss payable endorsements naming Agent as lender's loss payee, in each case, all in compliance with the Loan Documents.

(i)           Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results reasonably satisfactory to Agent.  No Material Adverse Effect shall have occurred since December 31, 2011.

(j)          No action, proceeding, investigation, regulation or legislation shall have been instituted or, to the knowledge of Borrowers, threatened before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Agent’s discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or could reasonably be expected to have a Material Adverse Effect.

(k)         Obligors shall have received all material governmental and third party consents and approvals reasonably requested by Agent (or any other material consents as determined in the reasonable discretion of Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby.

(l)           Agent shall have received (A) unaudited consolidated balance sheet of  Borrowers and their Subsidiaries as of a date not more than 30 days prior to the Closing Date, and related unaudited interim statements of income and cash flows, certified by the chief financial officer of Borrowers and (B) pro forma consolidated financial statements for Borrowers and their Subsidiaries, and forecasts prepared by management of Borrowers, of balance sheets, income statements and cash flow statements on a quarterly basis for the first Fiscal Year after the Closing Date and on an annual basis for each year thereafter during the term of this Agreement.

(m)        Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(n)         Agent shall have received a Borrowing Base Certificate prepared as of November 30, 2012.  Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least the greater of (i) 12.5% of the Loan Cap and (ii) $6,250,000.

6.2. Conditions Precedent to All Credit Extensions.  Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)          No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)          The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (or, in the case of representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)          No event shall have occurred or condition exists that has or could reasonably be expected to have a Material Adverse Effect; and

(e)          With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.

SECTION 7. COLLATERAL

7.1. Grant of Security Interest.  To secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)         all Accounts;

(b)         all Chattel Paper, including electronic chattel paper;

(c)         all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d)         all Deposit Accounts;

(e)         all Documents;

(f)          all General Intangibles, including Intellectual Property;

(g)         all Goods, including Inventory, Equipment and fixtures;

(h)         all Instruments;

(i)          all Investment Property;

(j)          all Letter-of-Credit Rights;

(k)         all Supporting Obligations;

(l)          all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)        all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)         all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle or any other property covered by a certificate of title or ownership, whether now owned or hereafter acquired; (b) any voting Equity Interests issued by any Foreign Subsidiary in excess of 65% of all of the voting Equity Interests of such Foreign Subsidiary; (c) any Obligor's right, title or interest in any lease, license, contract or agreement to which such Obligor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent of any other party thereto (other than an Obligor), any lease, license, contract or agreement to which such Obligor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); (d) assets to the extent the granting of a security interest therein would be prohibited or restricted by Applicable Law, rule or regulation (including any requirement to obtain the consent of any Governmental Authority); (e) Excluded Deposit Accounts; (f) any governmental licenses or State or local franchises, charters or authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, after giving effect to the applicable anti-assignment provisions of the UCC notwithstanding such prohibition or restriction; (g) those assets as to which Agent and Borrowers reasonably agree in writing that the cost, difficulty, burden or consequences of obtaining or perfecting a security interest in such assets are excessive in relation to the benefit to Lenders of the security to be afforded thereby; and (h) any United States "intent to use" trademark application or intent-to-use service mark application filed pursuant to Section 1(b) of the Lanham Act, to the extent that and during any period that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable Obligor's right, title or interest therein or any trademark or service mark issued as a result of such application under applicable federal law, after which period such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral (the assets described in clauses (a) through (h) above, collectively, the "Excluded Assets"); provided that such exclusions shall not apply to the proceeds (including, without limitation, proceeds from the sale or disposition) of any of the foregoing property and such proceeds shall be included in the Collateral.

7.2. Lien on Deposit Accounts; Cash Collateral

7.2.1. Deposit Accounts.  To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Each Borrower hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained by such Borrower, without inquiry into the authority or right of Agent to make such request.

7.2.2. Cash Collateral.  Any Cash Collateral may be invested, at Agent's discretion (and with the consent of Borrowers, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss.  Each Borrower hereby grants to Agent, for the benefit of Secured Parties and as security for the Obligations, a security interest in all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise.  Agent may apply Cash Collateral to the payment of Obligations as they become due, in such order as Agent may elect.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and no Borrower or other Person shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3. Real Estate Collateral.  The Obligations shall also be secured by Mortgages upon all fee owned Real Estate owned by Borrower with a fair market value exceeding $1,000,000.  If any Borrower acquires fee owned Real Estate with a fair market value exceeding $1,000,000 hereafter, Borrowers shall, within 90 days, execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Agent on such Real Estate, and shall deliver all Related Real Estate Documents.

7.4. Other Collateral.

7.4.1. Commercial Tort Claims.  Borrowers shall promptly notify Agent in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $250,000 individually or in the aggregate), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent (for the benefit of Secured Parties).

7.4.2. Certain After-Acquired Collateral.  Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights (in each case with respect to Chattel Paper and Letter-of-Credit Rights with a value exceeding $250,000 individually or in the aggregate) and, upon Agent's request, shall promptly take such actions as Agent deems appropriate to effect Agent's duly perfected, first priority Lien (subject to Permitted Liens that are expressly allowed to have priority over Agent's Liens) upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Agent's request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5. No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.6. Further Assurances.  Promptly upon request, Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate in its Permitted Discretion under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement.  Each Borrower authorizes Agent to file any financing statement that indicates the Collateral as "all assets" or "all personal property" of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 8. COLLATERAL ADMINISTRATION

8.1. Borrowing Base Certificates.  By the 20th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Agent may request; provided that, during any Trigger Period,  Borrowers shall deliver such Borrowing Base Certificates weekly on Tuesday of each week as of the close of business on Saturday of the immediately preceding week, and at such other times as Agent may request.  Each Borrowing Base Certificate shall include a detailed calculation of the Payroll Reserve.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; and (b) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

8.2. Administration of Accounts.

8.2.1. Records and Schedules of Accounts.  Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may request.  Each Borrower shall also provide to Agent, on or before the 15th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account's Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request.  If Accounts in an aggregate face amount of $500,000 or more cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within three Business Days) after any Borrower has knowledge thereof.

8.2.2. Taxes.  If an Account of any Borrower includes a charge for any Taxes, to the extent not prohibited by Applicable Law, Agent is authorized, when an Event of Default has occurred and is continuing in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

8.2.3. Account Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise.  Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4. Maintenance of Dominion Account.  Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent.  Borrowers shall obtain an agreement (in form and substance reasonably satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent's control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent during any Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  If a Dominion Account is not maintained with Bank of America, Agent may, during any Trigger Period, require daily transfer of all funds in such account to a Dominion Account maintained with Bank of America.  Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5. Proceeds of Collateral.  Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3. Reserved.

8.4. Administration of Equipment.

8.4.1. Records and Schedules of Equipment.  Each Borrower shall keep accurate and complete records of its computer and other information technology Equipment, including the location thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent.

8.4.2. Condition of Equipment.  The computer and other information technology Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the operating efficiency of such Equipment is preserved at all times, reasonable wear and tear excepted.  Each Borrower shall ensure that such Equipment is capable of performing the functions for which it was designed.  No Borrower shall permit any computer or other information technology Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

8.5. Administration of Deposit Accounts and Securities Accounts. Borrowers agree to maintain Bank of America as Borrowers' principal depository bank, including for the maintenance of all Cash Management Services. Schedule 8.5 sets forth all Deposit Accounts and securities accounts maintained by Borrowers, including all Dominion Accounts. Each Borrower shall take all actions necessary to establish Agent's control of each such Deposit Account and securities account (other than accounts exclusively used for payroll, payroll taxes or employee benefits, or accounts containing not more than $100,000 individually or $250,000 in the aggregate at any time (such accounts, the "Excluded Deposit Accounts")).  A Borrower shall be the sole account holder of each Deposit Account and securities accounts and shall not allow any other Person (other than Agent) to have control over a Deposit Account or securities account or any Property deposited therein.  Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account or securities accounts and, with the consent of Agent, will amend Schedule 8.5 to reflect same.

8.6. General Provisions.

8.6.1. Location of Collateral. All tangible items of Collateral other than Collateral out for repair or delivered to Agent, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1(a) and all Material Tangible Collateral shall at all times be kept by Borrowers at the Material Tangible Collateral Locations set forth in Schedule 8.6.1(b) , except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 15 Business Days prior written notice to Agent. Borrowers shall use commercially reasonable efforts to obtain a Lien Waiver with respect to all Material Tangible Collateral Locations or, if a Lien Waiver is not obtained with respect to any Material Tangible Collateral Location, a Rent and Charges Reserve may be imposed with respect to such Material Tangible Collateral Location.

8.6.2. Insurance of Collateral; Condemnation Proceeds.

(a)         Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best's Financial Strength Rating of at least A_ VII, unless otherwise approved by Agent) reasonably satisfactory to Agent.  All proceeds of insurance on Collateral under each policy shall name Agent as lender's loss payee or mortgagee, as appropriate.  From time to time upon request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches.  Unless Agent shall agree otherwise, each policy of insurance on Collateral shall include reasonably satisfactory endorsements (i) showing Agent as lender's loss payee or mortgagee, as appropriate; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.  Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies for claims in excess of $3,000,000.  While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim with respect to Collateral as long as the proceeds are delivered to Agent.  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims to the extent not prohibited by Applicable Law.

(b)         Any proceeds of insurance (other than proceeds from workers' compensation, D&O or professional liability insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent.  Subject to clause (c) below, any proceeds or awards that relate to Collateral shall be applied first to Revolver Loans and then to other Obligations.

(c)         If requested by Borrowers in writing within 15 days after Agent's receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $500,000.

8.6.3. Protection of Collateral.  All expenses of protecting, storing, insuring and handling, any Collateral (including any sale thereof), all Taxes payable with respect to any Collateral, and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent's actual possession), for any diminution in the value thereof, or for any act or default of any Person whatsoever, but the same shall be at Borrowers' sole risk.

8.6.4. Defense of Title to Collateral.  Each Borrower shall at all times defend its title to Collateral (other than Intellectual Property of the type described in clause (g) of the definition of Permitted Asset Disposition) and Agent's Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7. Power of Attorney.  Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  To the extent not prohibited by Applicable Law, Agent, or Agent's designee, may, without notice and in either its or a Borrower's name, but at the cost and expense of Borrowers:

(a)         Endorse a Borrower's name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent's possession or control; and

(b)         During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower's name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts or other Collateral; (viii) use a Borrower's stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) to the extent a Borrower has rights sufficient to allow Agent or its designees to do so, use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker's acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Borrower's obligations under the Loan Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1. General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Borrower represents and warrants that in each case as of the date such representation and warranty is made, unless an earlier date is specified:

9.1.1. Organization and Qualification.  Each Borrower and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2. Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3. Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

9.1.4. Capital Structure.  Schedule 9.1.4 shows, as of the Closing Date, for each Borrower and Subsidiary, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests.  Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.  Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Agent's Lien, and all such Equity Interests are duly issued, and in the case of Equity Interests representing a corporation, fully paid and non-assessable.  There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower or Subsidiary.

9.1.5. Title to Properties; Priority of Liens.  Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  Upon the filing of UCC financing statements in the applicable jurisdictions and security agreements in the United States Patent and Trademark Office (the "USPTO") or the United States Copyright Office, as applicable, all Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent's Liens, if, and to the extent that perfection may be achieved by such filings; provided, however, that additional filings may be required in the USPTO and United States Copyright Office to perfect the security interest in Intellectual Property acquired after the date hereof.

9.1.6. Accounts.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a)          it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b)          it arises out of a completed, bona fide rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)          it is for a sum certain, maturing as stated in the invoice (or if an Eligible Unbilled Account, maturing as stated in the applicable services contract) covering such rendition of services, a copy of which has been furnished or is available to Agent on request;

(d)          it is not subject to any offset, Lien (other than Agent's Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)          no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective) other than with respect to any Accounts owed by any Governmental Authority, restrictions under the Assignment of Claims Act or other comparable state or local law, and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)          no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)          to the best of Borrowers' knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower's customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened in writing or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor's financial condition.

9.1.7. Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder's equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time (it being understood that the projections are subject to assumptions and contingencies, many of which are beyond Borrowers' or their Subsidiaries' control, no assurance can be given that the projections will be realized and the actual results may differ materially).  Since December 31, 2011, there has been no change in the condition, financial or otherwise, of the Obligors taken as a whole that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Each Borrower and Subsidiary in light of the circumstances under which such statements are made.  On the Closing Date, the Obligors, taken as a whole, are  Solvent.

9.1.8. Surety Obligations.  No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder except for guaranties by Cross Country or any Obligor of leases of any other Obligor.

9.1.9. Taxes.  Each Borrower and Subsidiary has filed all federal tax returns, material state and local tax returns and other reports that it is required by law to file, and has paid, or made provision under Accounting Standards Codification (ASC) 450 or 740 for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  Borrowers and their Subsidiaries have made adequate reserves on their books and records to the extent required by GAAP for (i) Taxes that have accrued but which are not yet due and payable and (ii) Taxes that are being Properly Contested.

9.1.10. Brokers.  There are no brokerage commissions, finder's fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents other than fees payable to Agent.

9.1.11. Intellectual Property.  Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without, to such Borrower's knowledge, conflict with the rights of others.  There is no pending or, to any Borrower's knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property owned by such Borrower).  Except as disclosed on Schedule 9.1.11, no Borrower or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Borrower or Subsidiary and necessary to the business of the Obligors is shown on Schedule 9.1.11.

9.1.12. Governmental Approvals.  Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties except where failure to be in good standing could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13. Compliance with Laws.  Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law relating to noncompliance of Applicable Law that could reasonably be expected to have a Material Adverse Effect.

9.1.14. Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.14, no Borrower's or Subsidiary's past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up that could reasonably be expected to have a Material Adverse Effect if determined adversely.  No Borrower or Subsidiary has received any Environmental Notice that could reasonably be expected to have a Material Adverse Effect.  To the best of Borrowers' knowledge, no Borrower or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it that could reasonably be expected to have a Material Adverse Effect.

9.1.15. Burdensome Contracts.  No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  No Borrower or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16. Litigation.  Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower's knowledge, threatened in writing against any Borrower or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Borrower or Subsidiary.  Except as shown on such Schedule or, with respect to Commercial Tort Claims arising after the Closing Date, disclosed to Agent in writing with reference to such Schedule, no Obligor has a Commercial Tort Claim in excess of $100,000 individually or $250,000 in the aggregate.  No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority except where default could not reasonably be expected to result in liability to Borrowers and their Subsidiaries in excess of $3,500,000 individually or in the aggregate or to have a Material Adverse Effect.

9.1.17. No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract (other than a Material Contract with respect to Borrowed Money). There is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.18. ERISA.  Except as disclosed on Schedule 9.1.18:

(a)         Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter has been submitted to the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan.

(b)         There are no pending or, to the knowledge of Borrowers, threatened claims (other than routine or ordinary course claims for benefits and appeals of such claims), actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan under the Code or ERISA that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)          (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d)         With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19.

9.1.20. Labor Relations.

  Except as described on Schedule 9.1.20, as of the Closing Date, no Borrower or Subsidiary is party to or bound by any material collective bargaining agreement, management agreement or material consulting agreement.  There are no material grievances, disputes or controversies with any union or other organization of any Borrower's or Subsidiary's employees, or, to any Borrower's knowledge, any asserted or threatened (in writing) strikes, work stoppages or demands for collective bargaining in each case, that would reasonably be expected to have a Material Adverse Effect.

9.1.21. Payable Practices.  No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22. Not a Regulated Entity.  No Obligor is (a) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23. Margin Stock.  No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.2. Complete Disclosure.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.  There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1. Affirmative Covenants.  As long as any Commitments or Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary to:

10.1.1. Inspections; Appraisals.

(a)         Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice but in any event no later than one (1) Business Day's notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower's or Subsidiary's books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower's or Subsidiary's business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to share any results of any inspection, appraisal or report with any Borrower; provided, however that Agent and Lenders may, (i) at their sole discretion, agree to share excerpts of any inspection or appraisal to assist Borrowers in the preparation of Borrowing Base Certificates and, (ii) so long as a Default or Event of Default exists, Agent agrees to send Borrowers copies of all appraisals conducted by third parties engaged by it relating to Property of Borrowers.  Notwithstanding the foregoing, Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)         Reimburse Agent for all charges, costs and expenses of Agent in connection with examinations of any Obligor's books and records or any other financial or Collateral matters as Agent deems appropriate, up to one time per Loan Year if Availability is at all times during such Loan Year in excess of the greater of 35% of the Loan Cap and $17,500,000, up to two times per Loan Year if Availability is at all times during such Loan Year in excess of the greater of 15% of the Loan Cap and $7,500,000, but less than or equal to the greater of 35% of the Loan Cap and $17,500,000 at any time during such Loan Year or up to three times per Loan Year if Availability is less than or equal to the greater of 15% of the Loan Cap and $7,500,000 at any time during such Loan Year; provided, however, that if an examination is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Borrowers agree to pay Agent's then standard charges for examination activities, including the standard charges of Agent's internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

10.1.2. Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)         as soon as available, and in any event within 120 days after the close of each Fiscal Year (or, if earlier, on the date of any required public filing thereof), balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders' equity for such Fiscal Year, on a consolidated basis for Borrowers and Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year.  Delivery by Borrowers to Agent and Lenders of Borrowers' annual report to the SEC on Form 10-K with respect to any Fiscal Year, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance by Borrowers with this Section 10.1.2(a) upon the delivery by Borrower to Agent and Lenders of written notice of the filing thereof;

(b)         as soon as available, and in any event within 30 days after the end of each month (but within 60 days after the last month in a Fiscal Year) (or, if earlier, on the date of any required public filing thereof), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(c)         concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(d)         not later than 45 days after the end of each Fiscal Year, projections of Borrowers' consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month;

(e)         at Agent's request (but no more frequently than when Borrowing Base Certificates are required to be delivered hereunder), a listing of each Borrower's trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(f)          promptly after the sending or filing thereof, regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the SEC or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;

(g)         promptly after the sending or filing thereof, copies of any annual report required to be filed with any Governmental Authority in connection with each Plan or Foreign Plan;

(h)         such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Borrower's, Subsidiary's or other Obligor's financial condition or business; and

(i)          as soon as available, and in any event within 120 days after the close of each Fiscal Year, financial statements for each Guarantor, in form and substance satisfactory to Agent.

10.1.3. Notices.  Notify Agent and Lenders in writing, promptly after a Borrower's obtaining knowledge thereof, of any of the following that affects an Obligor:  (a) the threat (in writing) or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or, other than in connection with the expiration thereof, termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $3,500,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release that could reasonably be expected to result in a Material Adverse Effect by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice if it could reasonably be expected to result in a Material Adverse Effect; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrowers' independent accountants; or (k) any opening of a new office or place of business where Collateral will be stored (and whether such location is a Material Tangible Collateral Location), at least 10 days prior to such opening.

10.1.4. Landlord and Storage Agreements.  Upon request, provide Agent with copies of all existing material agreements, between an Obligor and any landlord or other Person that owns any Material Tangible Collateral Location and for each such Material Tangible Collateral Location, use commercially reasonable efforts to obtain an executed Lien Waiver or, if a Lien Waiver is not obtained with respect to such Material Tangible Collateral Location, a Rent and Charges Reserve may be imposed with respect to such Material Tangible Collateral Location.

10.1.5. Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release that could reasonably be expected to result in a Material Adverse Effect occurs at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the known extent of such Environmental Release, and to take all remedial actions to the extent required by Environmental Law to clean up such Environmental Release that are required by any Environmental Law or by any Governmental Authority.

10.1.6. Taxes.  Pay and discharge all material Taxes (it being understood that all payroll related taxes are material regardless of amount) prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7. Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) reasonably satisfactory to Agent (and Agent acknowledges that the insurers providing insurance on the Closing Date are satisfactory), (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers' compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated and (b) medical malpractice and other professional insurance with a responsible insurance company for and covering each Obligor and each Obligor's employees, officers, directors or contractors who provide professional medical services to patients.  Such insurance shall cover such casualties, risks and contingencies, shall be of the type and in amounts, and may be subject to deductibles as are customarily maintained by Persons employed or serving in the same or a similar capacity.

10.1.8. Licenses.  Keep each material License affecting any Collateral or a material part of Borrowers' business in full force and effect; and pay all Royalties when due.

10.1.9. Trademarks. Borrowers covenant and agree that if at any time any Borrower uses the trademark "Cross Country Nurses", U.S. PTO registration number 1,491,664; registration date 6/7/1988, Borrowers promptly shall obtain a written release of record of any lien thereon in favor of Heller Financial, Inc.

10.1.10.  Future Subsidiaries.  Promptly notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to guaranty the Obligations in a manner satisfactory to Agent (or, if requested by Borrower Agent and approved by Agent in its discretion, cause it to join this Agreement as a Borrower), and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person (other than Excluded Assets), including delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall deem appropriate.

10.1.11.  Post Closing Covenants. On or before the date 90 days following the Closing Date, Borrowers shall deliver to Agent a stock certificate or stock certificates representing 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of Cross Country Holdco (Cyprus) Ltd, a company formed under the laws of Cyprus, together with a duly executed stock power with respect thereto in form acceptable to Agent.

10.2. Negative Covenants.  As long as any Commitments or Obligations are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

10.2.1. Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(a)         the Obligations;

(b)         Subordinated Debt;

(c)         Permitted Purchase Money Debt;

(d)         Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(e)          Bank Product Debt;

(f)          Debt that is in existence when a Person becomes a Subsidiary or that is secured by Equipment or Real Estate when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $5,000,000 in the aggregate at any time and provided that such Debt when aggregated with any Permitted Purchase Money Debt does not exceed $10,000,000 at any time;

(g)         Permitted Contingent Obligations;

(h)         Refinancing Debt as long as each Refinancing Condition is satisfied;

(i)          unsecured Debt of (A) any Obligor owing to any other Obligor, (B) any Subsidiary that is not an Obligor owing to any other Subsidiary that is not an Obligor, (C) any Obligor owing to any Subsidiary that is not an Obligor (so long as such Debt is subordinated to the Obligations on terms and conditions acceptable to Agent), or (D) any Subsidiary that is not an Obligor owing to any Obligor so long as such Debt constitutes a Permitted Investment;

(j)          unsecured purchase price adjustments and similar obligations incurred by the Obligors in connection with a Permitted Acquisition to the extent such obligations would otherwise constitute Debt;

(k)         Debt in respect of performance or appeal bonds and similar obligations not in connection with Borrowed Money, in each case provided in the Ordinary Course of Business, including those incurred to secure health, safety and environmental obligations in the Ordinary Course of Business;

(l)          Debt consisting of financing of insurance premiums in the Ordinary Course of Business;

(m)        unsecured Debt representing deferred compensation to employees of Obligors (or any direct or indirect parent thereof) and the Subsidiaries incurred in the Ordinary Course of Business;

(n)         Debt arising from honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business; provided that such Debt is extinguished within five Business Days of its incurrence; and

(o)         other Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $5,000,000 in the aggregate at any time.

10.2.2. Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, "Permitted Liens"):

(a)         Liens in favor of Agent;

(b)         Purchase Money Liens securing Permitted Purchase Money Debt;

(c)         Liens for Taxes not yet due or being Properly Contested;

(d)         statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e)         Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens (other than cash deposits) are at all times junior to Agent's Liens;

(f)          Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)         Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent's Liens (other than with respect to Excluded Assets);

(h)         easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)          normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(j)          existing Liens shown on Schedule 10.2.2;

(k)         pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations (other than ERISA); and

(l)          Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto.

10.2.3. Reserved.

10.2.4. Distributions; Upstream Payments.  (a)  Declare or make any Distributions, except for (i) Upstream Payments; (ii) Permitted Distributions; (iii) cash dividends by a Subsidiary to any other direct or indirect Subsidiary of Borrowers so long as the proceeds of such dividends are then subsequently paid, in the form of cash dividends, to such Borrower; and (iv) the repurchase, redemption, retirement or other acquisition of Equity Interests of any Borrower or any Subsidiary of any Borrower owned by employees of such Borrower or any Subsidiary or their assignees, estates and heirs, at a price not in excess of fair market value determined in good faith by the Board of Directors of Borrower, in an aggregate amount not to exceed $5,000,000 during the term of this Agreement; or (b) create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.

10.2.5. Restricted Investments.  Make any Restricted Investment.

10.2.6. Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary or Obligor to an Obligor or a Borrower or among Obligors.

10.2.7. Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer, director or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; and (d) intercompany loans by an Obligor to another Obligor; (e) debt obligations of a purchaser in connection with a Permitted Asset Disposition so long as such amount does not exceed 10% of the aggregate consideration payable in connection with such Asset Disposition; and (f) other loans and advances constituting Investments that are not Restricted Investments.

10.2.8.   Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations, Subordinated Debt and Debt owed by an Obligor or a Subsidiary that is not an Obligor to an Obligor) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent); provided, that Borrowers and their Subsidiaries may make prepayments of Borrowed Money under this clause (b) so long as (i) no Default or Event of Default exists or is caused thereby; (ii) upon giving pro forma effect thereto, Average Availability for the 45 day period immediately preceding the date of such prepayment and Availability as of the date of such prepayment is no less than the greater of (A) 20% of the Loan Cap, and (B) $10,000,000; (iii) the Fixed Charge Coverage Ratio for the 12 month period ending on the date of the financial statements most recently required to be delivered pursuant to Section 10.1.2(b), determined on a pro forma basis after giving effect to such prepayment, is greater than 1:0 to 1:0, whether or not a Trigger Period (FCCR) exists; (iv) each of the Person making such prepayment and Obligors taken as a whole is Solvent after giving effect to such prepayment; and (v) such prepayment does not violate Applicable Law.

10.2.9.   Fundamental Changes. (a) Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for (i) mergers or consolidations of a Subsidiary that is not an Obligor with another Subsidiary that is not an Obligor, (ii) mergers or consolidations of any Subsidiary that is not an Obligor or an Obligor with and into an Obligor in a transaction in which an Obligor is the surviving entity, provided that in any such transaction involving Cross Country, Cross Country is the surviving Person, (iii) liquidations or dissolutions of Guarantors and any other Subsidiaries that are not Obligors if Borrower Representative determines in good faith that such liquidation or dissolution is in the best interests of Borrowers, is not disadvantageous to Lenders and is not prohibited by Applicable Law, (iv) mergers or consolidations of a Borrower with or into another Borrower, provided that in any such transaction involving Cross Country, Cross Country is the Surviving Person, or (v) mergers or consolidations of another Person with or into a Borrower or Guarantor in order to effect a Permitted Acquisition (provided that the surviving entity is a Borrower or a Guarantor and, if any such transaction involves Cross Country, Cross Country shall be the surviving Person, or (b) change its name, change its tax, charter or other organizational identification number, or change its form or state of organization, provided, that an Obligor may change its name after providing 15 Business Days prior written notice thereof to Agent so long as Borrowers provide Agent with all appropriate documentation (and confirmation of filing thereof) that Agent reasonably requests to confirm the continued perfection of its security interests in the Collateral.

10.2.10.   Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.10 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director's qualifying shares.

10.2.11.   Organic Documents.  Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date in a manner that is materially adverse to Lenders.

10.2.12.   Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

10.2.13.   Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14.   Restrictive Agreements.  Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases and other contracts; and (d) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

10.2.15.   Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16.   Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental or complementary thereto.

10.2.17.   Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors' fees and indemnities; (d) transactions solely among Borrowers; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; or (f) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm's-length transaction with a non-Affiliate.

10.2.18.   Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than (i) any in existence on the Closing Date, (ii) with respect to any Multiemployer Plan, as required by Applicable Law, and (iii) the statutory severance plan known as the "Indian Gratuity Plan" maintained by the Subsidiary of Borrower Agent that was formed under the laws of India; provided that in no event shall any Obligor be liable for any obligations under any Foreign Plan.

10.2.19.   Amendments to Subordinated Debt.  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, except as expressly permitted under the subordination agreement with respect thereto.

10.3. Fixed Charge Coverage Ratio.  Borrowers shall be required to maintain a Fixed Charge Coverage Ratio of at least 1:0 to 1.0 for each 12 fiscal month period ending during or immediately preceding a Trigger Period (FCCR).

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1. Events of Default.  Each of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)         A Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise) and, other than in the case of principal or reimbursement obligations for draws under Letters of Credit, such failure shall continue for more than three (3) Business Days; provided that Agent may charge any such Obligations to the loan account (as deemed Revolver Loans) immediately when due;

(b)         Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)         A Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.3, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.2 or 10.3;

(d)         An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)          A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or, unless waived by Agent in writing, a third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)          Any breach or default of an Obligor occurs under any Hedging Agreement, or any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Borrowed Money (other than the Obligations or Debt owed by an Obligor to another Obligor) in excess of $4,000,000, if the maturity of or any payment with respect to such Borrowed Money may be accelerated or demanded due to such breach;

(g)         Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $4,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h)         A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $2,000,000;

(i)          An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor's business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or Obligors, taken as a whole, are not Solvent;

(j)          An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and:  the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k)         An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that results in liability in an amount exceeding $1,000,000; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l)           An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor's business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property of any Obligor or any Collateral; or

(m)         A Change of Control occurs.

11.2. Remedies upon Default.  If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)         declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)         terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c)         require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)         exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable.  Agent shall have the right to conduct such sales on any Obligor's premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3. License.  Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Borrower's rights and interests under Intellectual Property shall inure to Agent's benefit.

11.4. Setoff.  At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5. Remedies Cumulative; No Waiver.

11.5.1. Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2. Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12. AGENT

12.1. Appointment, Authority and Duties of Agent.

12.1.1. Appointment and Authority.  Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents.  Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties.  Each Secured Party agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine whether any Account constitutes an Eligible Account, whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2. Duties.  Agent shall not have any duties except those expressly set forth in the Loan Documents.  The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3. Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4. Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against all Claims that could be incurred by Agent in connection with any act.  Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1.  In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2. Agreements Regarding Collateral and Field Examination Reports.

12.2.1. Lien Releases; Care of Collateral.  Secured Parties authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry) (it being understood that Agent may release any Subsidiary from its obligations under this Agreement and the other Loan Documents in connection with the sale of such Subsidiary pursuant to a Permitted Asset Distribution); (c) that does not constitute a material part of the Collateral; (d) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of Agent pursuant to the Security Documents or (e)  with the written consent of all Lenders.  Lenders hereby authorize Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Subsidiary or Collateral pursuant to the foregoing clauses (a) through (d) of this paragraph, all without the further consent or joinder of any Lender.  Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien permitted hereunder.  Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected or insured, nor to assure that Agent's Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2. Possession of Collateral.  Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent's request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent's instructions.

12.2.3. Reports.  Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral ("Report").  Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers' books and records as well as upon representations of Borrowers' officers and employees; and (c) to keep all Reports confidential and strictly for such Lender's internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender's Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations.  Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.

12.3. Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.  Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4. Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.

12.5. Ratable Sharing.  If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.  No Lender shall set off against any Dominion Account without the prior consent of Agent.

12.6. Indemnification.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT).  In Agent's discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties.  If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys' fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7. Limitation on Responsibilities of Agent.  Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents.  Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8. Successor Agent and Co-Agents.

12.8.1. Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers.  If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders or, if no Lender accepts such role, Agent may appoint Required Lenders as successor Agent.  Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent's resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2. Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent.  Secured Parties shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9. Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors.  Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10. Remittance of Payments and Collections.

12.10.1. Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day.  Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent's right of offset for any amounts due from such payee under the Loan Documents.

12.10.2. Failure to Pay.  If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.10.3. Recovery of Payments.  If Agent pays any amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Secured Party that received it.  If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender's Pro Rata share of the amounts required to be returned.

12.11. Agent in its Individual Capacity.  As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms "Lenders," "Required Lenders" or any similar term shall include Bank of America in its capacity as a Lender.  Bank of America and its Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were not Agent hereunder, without any duty to account therefor to Lenders.  In their individual capacities, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity.

12.12. Agent Titles.  Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an "Agent" or "Arranger" of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.13. Bank Product Providers.  Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by Section 5.6 and this Section 12.  Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider's Secured Bank Product Obligations.

12.14. No Third Party Beneficiaries.  This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations.  This Section 12 does not confer any rights or benefits upon Borrowers or any other Person.  As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2. Participations.

13.2.1. Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution ("Participant") a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 or Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2. Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3. Benefit of Set-Off.  Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3. Assignments.

13.3.1. Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender's rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender's rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers' obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2. Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable.  The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3. Certain Assignees.  No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person.  In connection with any assignment by a Defaulting Lender, such assignment shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), (a) to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder, and (b) to acquire its Pro Rata share of all Loans and LC Obligations.  If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

13.4. Replacement of Certain Lenders.  If a Lender (a) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) requests compensation under Section 3.7, (c) requires any Borrower to pay additional amounts under Section 5.9 or (d) is a Defaulting Lender, then, in addition to any other rights and remedies that any Person may have, Agent or Borrower Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if Lender fails to execute it.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

13.5. Register.  Agent acting solely for this purpose as an agent of Borrowers, shall maintain at one of its U.S. offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive absent manifest error and Borrowers, Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

13.6. Participant Register.  Each Lender that sells a participation shall, acting solely for this purpose as an agent for Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner.

SECTION 14. MISCELLANEOUS

14.1. Consents, Amendments and Waivers.

14.1.1. Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)         without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)         without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations, Section 2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of Issuing Bank;

(c)         without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date applicable to such Lender's Obligations; or (iv) amend this clause (c);

(d)         without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) alter Section 5.6, 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of Borrowing Base (or any defined term used in such definition), Pro Rata or Required Lenders; (iii) increase any advance rate; (iv) release Collateral with a book value greater than $10,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (v) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release except in connection with a Permitted Asset Disposition; and

(e)         without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.6.

14.1.2. Limitations.  The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves.  Notwithstanding Section 14.1.1, only the consent of the parties to the Fee Letter, any Lien Waiver, Deposit Account Control Agreement or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product agreement shall have no right to participate in any manner in modification of any other Loan Document.  Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3. Payment for Consents.  No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2. Indemnity.  EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS (AS DEFINED IN THIS AGREEMENT) ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3. Notices and Communications.

14.3.1. Notice Address.  Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent's address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.  Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2. Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents, and matters permitted under Section 4.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3. Non-Conforming Communications.  Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

14.4. Performance of Borrowers' Obligations.  Agent may, in its discretion at any time and from time to time, at Borrowers' expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent's Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5. Credit Inquiries.  Each Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.

14.6. Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7. Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8. Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9. Entire Agreement.  Time is of the essence of the Loan Documents.  The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10. Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligor.

14.11. No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm's-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates.  To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12. Confidentiality.  Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers.  Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers' businesses, and may use Borrowers' logos, trademarks or product photographs in advertising materials.  As used herein, "Information" means all information received from an Obligor or Subsidiary relating to it or its business or to the Collateral that is identified as confidential when delivered.  Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information.  Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

14.13. GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.14. Consent to Forum.

14.14.1. Forum.  EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT'S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15. Waivers by Borrowers.  To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrowers.  Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16. Patriot Act Notice.  Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers' management and owners, such as legal name, address, social security number and date of birth.

14.17. Confusing Names.  Borrowers acknowledge and agree that it is their intention that the respective names of each of following Subsidiaries not include a period after the reference to "LLC" therein: Assignment America, LLC, Clinforce, LLC and Cross Country Education, LLC; provided, that if it is determined that the name of any such Subsidiary includes a period after the reference to "LLC" in the name thereof, then each reference to such Subsidiary in the Loan Documents shall be deemed to include such period.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS: CROSS COUNTRY HEALTHCARE, INC. ("Cross Country")

By:	/s/ Emil Hensel
Emil Hensel, Chief Financial Officer

Address:

6551 Park of Commerce Blvd. NW Boca Raton, Florida 33487 Attn: Susan E. Ball Telecopy: (800) 565-9774

CC LOCAL, INC. ("CC Local")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 6551 Park of Commerce Blvd. NW Boca Raton, Florida 33487 Attn: Susan E. Ball Telecopy: (800) 565-9774

CEJKA SEARCH, INC. ("Cejka")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 4 City Place Drive, Suite 300 Creve Coeur, Missouri 63141 Attn: Susan E. Ball Telecopy: (800) 565-9774

[Signatures continue on following page.]

CROSS COUNTRY EDUCATION, LLC ("Education")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 9020 Overlook Blvd., Suite 140 Brentwood, Tennessee 37027 Attn: Susan E. Ball Telecopy: (800) 565-9774

CROSS COUNTRY STAFFING, INC. ("Staffing")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 6551 Park of Commerce Blvd. NW Boca Raton, Florida 33487 Attn: Susan E. Ball Telecopy: (800) 565-9774

MCVT, INC. ("MCVT")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 40 Eastern Avenue Malden, Massachusetts 02148-9104 Attn: Susan E. Ball Telecopy: (800) 565-9774

[Signatures continue on following page.]

MDA HOLDINGS, INC. ("MDA")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 135 Technology Parkway NW Norcross, Georgia 30092 Attn: Susan E. Ball Telecopy: (800) 565-9774

MRA SEARCH, INC. ("Search")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 4 City Place Drive, Suite 300 Creve Coeur, Missouri 63141 Attn: Susan E. Ball Telecopy: (800) 565-9774

CROSS COUNTRY PUBLISHING, LLC ("Publishing")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 9020 Overlook Blvd., Suite 140 Brentwood, Tennessee 37027 Attn: Susan E. Ball Telecopy: (800) 565-9774

[Signatures continue on following page.]

ASSIGNMENT AMERICA, LLC ("Assignment")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 6551 Park of Commerce Blvd. NW Boca Raton, Florida 33487 Attn: Susan E. Ball Telecopy: (800) 565-9774

TRAVEL STAFF, LLC ("Travel")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 6551 Park of Commerce Blvd. NW Boca Raton, Florida 33487 Attn: Susan E. Ball Telecopy: (800) 565-9774

LOCAL STAFF, LLC ("Local")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 3805 W. Chester Pike, Suite 200 Newtown Square, Pennsylvania 19073 Attn: Susan E. Ball Telecopy: (800) 565-9774

[Signatures continue on following page.]

CLINFORCE, LLC ("Clinforce")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 48815 Emperor Blvd., Suite 300 Durham, North Carolina 27703 Attn: Susan E. Ball Telecopy: (800) 565-9774

METROPOLITAN RESEARCH ASSOCIATES, INC. ("Research")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 48815 Emperor Blvd., Suite 300 Durham, North Carolina 27703 Attn: Susan E. Ball Telecopy: (800) 565-9774

ASSENT CONSULTING ("Consulting")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 380 Stevens Avenue, Suite 120 Solana Beach, California 92075 Attn: Susan E. Ball Telecopy: (800) 565-9774

[Signatures continue on following page.]

ALLIED HEALTH GROUP, LLC ("Allied")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 135 Technology Parkway NW Norcross, Georgia 30092 Attn: Susan E. Ball Telecopy: (800) 565-9774

MEDICAL DOCTOR ASSOCIATES, LLC ("Doctor")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 135 Technology Parkway NW Norcross, Georgia 30092 Attn: Susan E. Ball Telecopy: (800) 565-9774

CREDENT VERIFICATION AND LICENSING SERVICES, LLC ("Credent")

By:	/s/ Emil Hensel
Emil Hensel, Vice President

Address: 135 Technology Parkway NW Norcross, Georgia 30092 Attn: Susan E. Ball Telecopy: (800) 565-9774

[Signatures continue on following page.]

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Kenneth Butler
Kenneth Butler, Senior Vice President

Address: 300 Galleria Parkway, Suite 800 Atlanta, GA 30339 Attention: Cross Country Loan Administration Telecopier No.: (404) 607-3277

EXHIBIT A
to
Loan and Security Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of January 9, 2013, as amended ("Loan Agreement"), among CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation ("Cross Country"), CC LOCAL, INC., a Delaware corporation ("CC Local"), CEJKA SEARCH, INC., a Delaware corporation ("Cejka"), CROSS COUNTRY EDUCATION, LLC, a Delaware limited liability company ("Education"), CROSS COUNTRY STAFFING, INC., a Delaware corporation ("Staffing"), MCVT, INC., a Delaware corporation ("MCVT"), MDA HOLDINGS, INC., a Delaware corporation ("MDA"), MRA SEARCH, INC., a Delaware corporation ("Search"), CROSS COUNTRY PUBLISHING, LLC, a Delaware limited liability company ("Publishing"), ASSIGNMENT AMERICA, LLC, a Delaware limited liability company ("Assignment"), TRAVEL STAFF, LLC, a Delaware limited liability company ("Travel"), LOCAL STAFF, LLC, a Delaware limited liability company ("Local"), CLINFORCE, LLC, a Delaware limited liability company ("Clinforce"), METROPOLITAN RESEARCH ASSOCIATES, INC., a Delaware corporation ("Research"), ASSENT CONSULTING, a California corporation ("Consulting"), ALLIED HEALTH GROUP, LLC, a Delaware limited liability company ("Allied"), MEDICAL DOCTOR ASSOCIATES, LLC, a Delaware limited liability company ("Doctor"), and CREDENT VERIFICATION AND LICENSING SERVICES, LLC, a Delaware limited liability company ("Credent"; together with Cross Country, CC Local, Cejka, Education, Staffing, MCVT, MDA, Search, Publishing, Assignment, Travel, Local, Clinforce, Research, Consulting, Allied and Doctor, each individually, a "Borrower" and, collectively, "Borrowers"), BANK OF AMERICA, N.A., as agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and such Lenders.  Terms are used herein as defined in the Loan Agreement.

______________________________________ ("Assignor") and _________________________ _____________ ("Assignee") agree as follows:

1.           Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor's outstanding Revolver Loans and $___________ of Assignor's participations in LC Obligations and (b) the amount of $__________ of Assignor's Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date ("Effective Date") indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor's obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor's account in respect of the Assigned Interest shall be payable to or for Assignee's account, to the extent such amounts accrue on or after the Effective Date.

2.           Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $__________, the outstanding balance of its Revolver Loans and participations in LC Obligations is $__________,  (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents.  [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3.           Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a "Lender" under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt "prohibited transaction" under Section 406 of ERISA.

4.           This Agreement shall be governed by the laws of the State of New York.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.           Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):
__________________________
__________________________
__________________________

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):
__________________________
__________________________
__________________________
__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):
______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference:  _____________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference:  _____________________

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

_____________________________________
("Assignee")

By___________________________________
     Title:

_____________________________________
("Assignor")

By___________________________________
     Title:

EXHIBIT B
to
Loan and Security Agreement

FORM OF ASSIGNMENT NOTICE

Reference is made to (1) the Loan and Security Agreement dated as of January 9, 2013, as amended ("Loan Agreement"), among CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation ("Cross Country"), CC LOCAL, INC., a Delaware corporation ("CC Local"), CEJKA SEARCH, INC., a Delaware corporation ("Cejka"), CROSS COUNTRY EDUCATION, LLC, a Delaware limited liability company ("Education"), CROSS COUNTRY STAFFING, INC., a Delaware corporation ("Staffing"), MCVT, INC., a Delaware corporation ("MCVT"), MDA HOLDINGS, INC., a Delaware corporation ("MDA"), MRA SEARCH, INC., a Delaware corporation ("Search"), CROSS COUNTRY PUBLISHING, LLC, a Delaware limited liability company ("Publishing"), ASSIGNMENT AMERICA, LLC, a Delaware limited liability company ("Assignment"), TRAVEL STAFF, LLC, a Delaware limited liability company ("Travel"), LOCAL STAFF, LLC, a Delaware limited liability company ("Local"), CLINFORCE, LLC, a Delaware limited liability company ("Clinforce"), METROPOLITAN RESEARCH ASSOCIATES, INC., a Delaware corporation ("Research"), ASSENT CONSULTING, a California corporation ("Consulting"), ALLIED HEALTH GROUP, LLC, a Delaware limited liability company ("Allied"), MEDICAL DOCTOR ASSOCIATES, LLC, a Delaware limited liability company ("Doctor"), and CREDENT VERIFICATION AND LICENSING SERVICES, LLC, a Delaware limited liability company ("Credent"; together with Cross Country, CC Local, Cejka, Education, Staffing, MCVT, MDA, Search, Publishing, Assignment, Travel, Local, Clinforce, Research, Consulting, Allied and Doctor, each individually, a "Borrower" and, collectively, "Borrowers"), BANK OF AMERICA, N.A., as agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ ("Assignment Agreement"), between __________________ ("Assignor") and ____________________ ("Assignee").  Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor's intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $________ of Assignor's outstanding Revolver Loans and $___________ of Assignor's participations in LC Obligations and (b) the amount of $__________ of Assignor's Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date ("Effective Date") indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor's obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor's Revolver Commitment to be reduced by $_________, and Assignee's Revolver Commitment to be increased by $_________.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:
________________________
________________________
________________________
________________________

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

_____________________________________
("Assignee")

By___________________________________
     Title:

_____________________________________
("Assignor")

By___________________________________
     Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

CROSS COUNTRY HEALTHCARE, INC.

By_______________________________
     Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By_______________________________
     Title:

EXHIBIT B
to
Loan and Security Agreement

FORM OF REVOLVER NOTE

______________ ___, 20___	$___________________	New York, New York

CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation ("Cross Country"), CC LOCAL, INC., a Delaware corporation ("CC Local"), CEJKA SEARCH, INC., a Delaware corporation ("Cejka"), CROSS COUNTRY EDUCATION, LLC, a Delaware limited liability company ("Education"), CROSS COUNTRY STAFFING, INC., a Delaware corporation ("Staffing"), MCVT, INC., a Delaware corporation ("MCVT"), MDA HOLDINGS, INC., a Delaware corporation ("MDA"), MRA SEARCH, INC., a Delaware corporation ("Search"), CROSS COUNTRY PUBLISHING, LLC, a Delaware limited liability company ("Publishing"), ASSIGNMENT AMERICA, LLC, a Delaware limited liability company ("Assignment"), TRAVEL STAFF, LLC, a Delaware limited liability company ("Travel"), LOCAL STAFF, LLC, a Delaware limited liability company ("Local"), CLINFORCE, LLC, a Delaware limited liability company ("Clinforce"), METROPOLITAN RESEARCH ASSOCIATES, INC., a Delaware corporation ("Research"), ASSENT CONSULTING, a California corporation ("Consulting"), ALLIED HEALTH GROUP, LLC, a Delaware limited liability company ("Allied"), MEDICAL DOCTOR ASSOCIATES, LLC, a Delaware limited liability company ("Doctor"), and CREDENT VERIFICATION AND LICENSING SERVICES, LLC, a Delaware limited liability company ("Credent"; together with Cross Country, CC Local, Cejka, Education, Staffing, MCVT, MDA, Search, Publishing, Assignment, Travel, Local, Clinforce, Research, Consulting, Allied and Doctor, each individually, a "Borrower" and, collectively, "Borrowers"), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of ____________________________ ("Lender"), the principal sum of ______________________________ DOLLARS ($___________), or such lesser amount as may be advanced by Lender as Revolver Loans and owing as LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon.  Terms are used herein as defined in the Loan and Security Agreement dated January 9, 2013, among Borrowers, Bank of America, N.A., as Agent, Lender, certain other financial institutions as lenders, and the other parties thereto, as such agreement may be amended, modified, renewed or extended from time to time (as at any time amended, modified, restated or supplemented, the "Loan Agreement").

Principal of and interest on this Revolver Note (this "Note") from time to time outstanding shall be due and payable as provided in the Loan Agreement.  This Note is issued pursuant to and evidences Revolver Loans and LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers.  The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Revolver Loans and LC Obligations, and the payment thereof.  Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note.  Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.  Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys' fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law.  If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement.  It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

[Remainder of page intentionally left blank; signatures continue on following page.]

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered by its duly authorized officers on the date first written above.

ATTEST:		CROSS COUNTRY HEALTHCARE, INC. ("Cross Country")
By:
Susan E. Ball, Secretary		Emil Hensel, Chief Financial Officer

ATTEST:		CC LOCAL, INC. ("CC Local")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

ATTEST:		CEJKA SEARCH, INC. ("Cejka")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

ATTEST:		CROSS COUNTRY EDUCATION, LLC ("Education")
By:
Susan E. Ball, Secretary		Emil Hensel, Chief Financial Officer

ATTEST:		CROSS COUNTRY STAFFING, INC. ("Staffing")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

ATTEST:		MCVT, INC. ("MCVT")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

[Signatures continue on following page.]

ATTEST:		MDA HOLDINGS, INC. ("MDA")
By:
Susan E. Ball, Secretary		Emil Hensel, Chief Financial Officer

ATTEST:		MRA SEARCH, INC. ("Search")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

ATTEST:		CROSS COUNTRY PUBLISHING, LLC ("Publishing")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

ATTEST:		ASSIGNMENT AMERICA, LLC ("Assignment")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

ATTEST:		TRAVEL STAFF, LLC ("Travel")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

ATTEST:		LOCAL STAFF, LLC ("Local")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

[Signatures continue on following page.]

ATTEST:		CLINFORCE, LLC ("Clinforce")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

ATTEST:		METROPOLITAN RESEARCH ASSOCIATES, INC. ("Research")
By:
Susan E. Ball, Secretary		Emil Hensel, Assistant Controller

ATTEST:		ASSENT CONSULTING ("Consulting")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

ATTEST:		ALLIED HEALTH GROUP, LLC ("Allied")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

ATTEST:		MEDICAL DOCTOR ASSOCIATES, LLC ("Doctor")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

ATTEST:		CREDENT VERIFICATION AND LICENSING SERVICES, LLC ("Credent")
By:
Susan E. Ball, Secretary		Emil Hensel, Vice President

[Signatures continue on following page.]

SCHEDULE 1.1
to
Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Total Commitments
Bank of America, N.A.	$65,000,000	$65,000,000